Supplemental Financial Information Fourth Quarter 2018 Unaudited www.ironmountain.com

Safe Harbor Statement Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This presentation contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws and is subject to the safe-harbor created by such Act. Forward-looking statements include, but are not limited to, our financial performance outlook and statements concerning our operations, economic performance, financial condition, goals, beliefs, future growth strategies, investment objectives, plans and current expectations, such as our expectations for 2019, our 2020 plan, trends in our business and expected shifts in customer behavior, and statements about our investment and other goals. These forward-looking statements are subject to various known and unknown risks, uncertainties and other factors. When we use words such as "believes," "expects," "anticipates," "estimates" or similar expressions, we are making forward-looking statements. Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved, and actual results may differ materially from our expectations. In addition, important factors that could cause actual results to differ from expectations include, among others: (i) our ability to remain qualified for taxation as a real estate investment trust for U.S. federal income tax purposes ("REIT"); (ii) the adoption of alternative technologies and shifts by our customers to storage of data through non-paper based technologies; (iii) changes in customer preferences and demand for our storage and information management services; (iv) the cost to comply with current and future laws, regulations and customer demands relating to data security and privacy issues, as well as fire and safety standards; (v) the impact of litigation or disputes that may arise in connection with incidents in which we fail to protect our customers' information or our internal records or IT systems and the impact of such incidents on our reputation and ability to compete; (vi) changes in the price for our storage and information management services relative to the cost of providing such storage and information management services; (vii) changes in the political and economic environments in the countries in which our international subsidiaries operate and changes in the global political climate; (viii) our ability or inability to manage growth, expand internationally, complete acquisitions on satisfactory terms, to close pending acquisitions and to integrate acquired companies efficiently; (ix) changes in the amount of our growth and maintenance capital expenditures and our ability to invest according to plan; (x) our ability to comply with our existing debt obligations and restrictions in our debt instruments or to obtain additional financing to meet our working capital needs; (xi) the impact of service interruptions or equipment damage and the cost of power on our data center operations; (xii) changes in the cost of our debt; (xiii) the impact of alternative, more attractive investments on dividends; (xiv) the cost or potential liabilities associated with real estate necessary for our business; (xv) the performance of business partners upon whom we depend for technical assistance or management expertise outside the United States; (xvi) other trends in competitive or economic conditions affecting our financial condition or results of operations not presently contemplated; and (xvii) other risks described more fully in our filings with the Securities and Exchange Commission, including under the caption “Risk Factors” in our periodic reports, or incorporated therein. You should not rely upon forward-looking statements except as statements of our present intentions and of our present expectations, which may or may not occur. You should read these cautionary statements as being applicable to all forward-looking statements wherever they appear. Except as required by law, we undertake no obligation to release publicly the result of any revision to these forward- looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Reconciliation of Non-GAAP Measures: Throughout this presentation, Iron Mountain will discuss (1) Adjusted EBITDA, (2) Adjusted Earnings per Share (“Adjusted EPS”), (3) Funds from Operations (“FFO Nareit”), (4) FFO (Normalized) and (5) Adjusted Funds from Operations (“AFFO”). These measures do not conform to accounting principles generally accepted in the United States (“GAAP”). These non-GAAP measures are supplemental metrics designed to enhance our disclosure and to provide additional information that we believe to be important for investors to consider in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, income (loss) from continuing operations, net income (loss) or cash flows from operating activities from continuing operations (as determined in accordance with GAAP). The reconciliation of these measures to the appropriate GAAP measure, as required by Regulation G under the Securities Exchange Act of 1934, as amended, and their definitions are included later in this document (see Table of Contents). Iron Mountain does not provide a reconciliation of non-GAAP measures that it discusses as part of its annual guidance or long term outlook because certain significant information required for such reconciliation is not available without unreasonable efforts or at all, including, most notably, the impact of exchange rates on Iron Mountain’s transactions, loss or gain related to the disposition property, plant and equipment (including of real estate) and other income or expense. Without this information, Iron Mountain does not believe that a reconciliation would be meaningful. www.ironmountain.com Selected metric definitions are available in the Appendix 2

Table of Contents Section I - Company Profile 4 Section II - Financial Highlights and Guidance 5 - 8 Section III - Operating Metrics 9 - 12 Section IV - Balance Sheets, Statements of Operations and Reconciliations 13 - 18 Section V - Storage Net Operating Income and EBITDA, and Service Business EBITDA 19 - 21 Section VI - Real Estate Metrics and Records Management Customer Data 22 - 27 Section VII - Data Center Customer and Portfolio Metrics 28 Section VIII - Debt Schedule and Capitalization 29 - 30 Section IX - Capital Expenditures and Investments 31 - 33 Section X - Components of Value 34 Section XI - Appendix and Definitions 35 - 46 All figures except per share, Megawatts (MW) and facility counts in 000s unless noted All figures in reported dollars unless noted Figures may not foot due to rounding Investor Relations Contacts: Greer Aviv, 617-535-2887 Anjaneya Singh, 617-535-8577 Senior Vice President, Investor Relations Director, Investor Relations greer.aviv@ironmountain.com anjaneya.singh@ironmountain.com www.ironmountain.com Selected metric definitions are available in the Appendix 3

IRON MOUNTAIN®
Company Profile

Iron Mountain is a global leader in enterprise storage with a high-return, real estate-based business model, yielding annualized revenue of approximately $4.2 billion. The company provides storage and information management services to a high-quality, diversified customer base across numerous industries and government organizations. As of 12/31/18, Iron Mountain served more than 225,000 customers, including approximately 95% of the Fortune 1000, and no single customer accounted for more than 1% of revenues. Iron Mountain provides storage and information management services in approximately 50 countries(1) on six continents, storing approximately 690 million cubic feet of records in a portfolio of more than 1,450 facilities totaling more than 90 million square feet of space. The company also provides over 100MW of leasable data center capacity with a total potential of 325MW. The company employs more than 26,000 people.

Iron Mountain is organized as a REIT, and its financial model is based on the recurring nature of its storage rental revenues and resulting storage net operating income (NOI). Supported by consistent storage rental revenues, the company generates predictable, low-volatility growth in key metrics such as storage NOI and AFFO. This fundamental financial characteristic provides stability through economic cycles.

Iron Mountain has the opportunity to invest capital at attractive returns both domestically and internationally. The company believes that there remains a large un-vended opportunity that can support storage volumes in developed markets such as North America and high growth opportunities in emerging markets where customers are in early stages of outsourcing their storage of physical documents.

Strong Track Record of Storage Rental Revenue Growth


29-year Compound
Annual Growth Rate
15.7%
$2,622M
'89 '90 '91 '92 '93 '94 '95 '96 '97 '98 '99 '00 '01 '02 '03 '04 '05 '06 '07 '08 '09 '10 '11 '12 '13 '14 '15 '16 '17 '18

Countries Served



Diversification of Total Revenues

(As of 12/31/2018)


Region
18%
7%
9%
67%
North America
Europe (2)
Latin America
Asia
Mix
38%
62%
Storage
Service
Product
12%
10%
5%
10%
62%
Records Mgmt
Data Protection
Shredding
Data Center
Other (3)

(1) Includes countries with minority interests of companies.
(2) Includes South Africa and United Arab Emirates.
(3) Includes Information Governance and Digital Solutions, Consulting, Entertainment Services, Fine Art Storage, Consumer Storage and other ancillary services.

Section I
Section II
Section III
Section IV
Section V
Section VI
Section VII
Section VIII
Section IX
Section X
Section XI

www.ironmountain.com
Selected metric definitions are available in the Appendix
4

IRON MOUNTAIN®

Financial Highlights

	Q4 2017	Q4 2018	% Change	Full Year 2017	Full Year 2018	% Change
Storage Rental	$613,948	$658,894	7.3%	$2,377,557	$2,622,455	10.3%
Service	377,287	402,595	6.7%	1,468,021	1,603,306	9.2%
Total Revenues	$991,235	$1,061,489	7.1%	$3,845,578	$4,225,761	9.9%
Gross Profit	$565,235	$608,110	7.6%	$2,160,260	$2,424,179	12.2%
Gross Margin	57.0%	57.3%	30 bps	56.2%	57.4%	120 bps
Gross Profit	$565,235	$608,110	7.6%	$2,160,260	$2,424,179	12.2%
Less: Significant Acquisition Costs included in Cost of Sales	4,474	2,614	(41.6%)	20,493	7,628	(62.8%)
Adjusted Gross Profit	$569,709	$610,724	7.2%	$2,180,753	$2,431,807	11.5%
Adjusted Gross Profit Margin	57.5%	57.5%	0 bps	56.7%	57.5%	80 bps
Adjusted Storage and Service Profit and Margin						
Adjusted Storage Gross Profit	$463,560	$485,782	4.8%	$1,783,533	$1,947,548	9.2%
Adjusted Storage Gross Margin	75.5%	73.7%	-180 bps	75.0%	74.3%	-70 bps
Adjusted Service Gross Profit	$106,148	$124,942	17.7%	$397,220	$484,259	21.9%
Adjusted Service Gross Margin	28.1%	31.0%	290 bps	27.1%	30.2%	310 bps
Storage Net Operating Income (NOI)[(1)]	$506,420	$535,944	5.8%	$1,967,892	$2,130,881	8.3%
SG&A Costs	$264,997	$260,449	(1.7%)	$984,965	$1,038,975	5.5%
Less: Significant Acquisition Costs Included in SG&A	$21,833	$9,336	(57.2%)	$64,408	$43,037	(33.2%)
Adjusted SG&A Costs	$243,164	$251,113	3.3%	$920,557	$995,938	8.2%
Adjusted SG&A as a % of Revenue	24.5%	23.7%	-80 bps	23.9%	23.6%	-30 bps
Income (Loss) from Continuing Operations	$24,349	$158,831	n/a	$191,723	$376,976	96.6%
Adjusted EBITDA	$326,544	$359,611	10.1%	$1,260,196	$1,435,869	13.9%
Adjusted EBITDA Margin	32.9%	33.9%	100 bps	32.8%	34.0%	120 bps
Reported EPS - Fully Diluted from Continuing Operations	$0.09	$0.55	n/a	$0.71	$1.31	84.5%
Adjusted EPS	$0.29	$0.25	(13.8%)	$1.16	$1.10	(5.2%)
Net Income (Loss)	$21,478	$158,831	n/a	$185,432	$364,549	96.6%
AFFO	$154,156	$194,104	25.9%	$752,269	$874,035	16.2%
Ordinary Dividends per Share Declared	$0.5875	$0.6110	4.0%	$2.2380	$2.3735	6.1%
Weighted Average Fully-diluted Shares Outstanding	271,498	287,066	5.7%	266,845	286,653	7.4%

Section I
Section II
Section III
Section IV
Section V
Section VI
Section VII
Section VIII
Section IX
Section X
Section XI

(1) Please see slide 20 for Storage Net Operating Income reconciliation.

www.ironmountain.com

Selected metric definitions are available in the Appendix

5

IRON MOUNTAIN

2018 Performance vs. Guidance(1)

Section I | Section II | Section III | Section IV | Section V | Section VI | Section VII | Section VIII | Section IX | Section X | Section XI

Financial Performance Outlook
$MM (except per share items)

	2018 Guidance	2018 Actuals	Y/Y % Growth	Constant Currency % Growth
Revenue	$4,200 - $4,260	$4,226	9.9%	10.2%
Adjusted EBITDA	$1,425 - $1,455	$1,436	13.9%	14.0%
Adjusted EPS	$1.05 - $1.15	$1.10	-5.2%	-12.6%
AFFO(2)	$850 - $875	$874	16.2%	15.0%

Note:
- Real Estate and Non-Real Estate Recurring CapEx and Non-Real Estate Growth Investments of $152mm, compared with our guidance range of $145mm to $155mm
- Base business acquisitions plus acquisitions of customer relationships and investments of $175mm compared with our guidance of ~$170mm (excluding data center acquisitions).

(1) Iron Mountain does not provide a reconciliation of non-GAAP measures that it discusses as part of its annual guidance or long term outlook because certain significant information required for such reconciliation is not available without unreasonable efforts or at all, including, most notably, the impact of exchange rates on Iron Mountain's transactions, loss or gain related to the disposition of real estate and other income or expense. Without this information, Iron Mountain does not believe that a reconciliation would be meaningful.

(2) AFFO 2018 Guidance excludes capital expenditures associated with Significant Acquisitions.

www.ironmountain.com Selected metric definitions are available in the Appendix 6

IRON MOUNTAIN

2019 Preliminary Guidance Summary[1]

Financial Performance Outlook
$MM (except per share items)

	2018 Actuals	2018 Actuals at 2019 FX Rates	2019 Guidance[2]	Change YOY	Constant Currency Y/Y Change
Revenue	$4,226	$4,162	$4,200 - $4,400	(1%) - 4%	1% - 6%
Adjusted EBITDA	$1,436	$1,417	$1,420 - $1,530	(1%) - 7%	0% - 8%
Adjusted EPS	$1.10	$1.09	$1.08 - $1.18	(2%) - 7%	(1%) - 8%
AFFO[2]	$874	$861	$870 - $930	0% - 6%	1% - 8%

Note:
2019 Guidance assumes:
- Expected organic storage rental revenue growth of 1.75% - 2.5% and total organic revenue growth of 2% - 2.5%
- Includes the impact of the adoption of lease accounting, which is expected to reduce Adjusted EBITDA by $10mm to $15mm
- Interest expense is expected to be $425mm to $435mm and normalized cash taxes to be $55mm to $65mm
- Expect structural tax rate of 18% to 20%
- Assumes full-year weighted average shares outstanding of ~288mm
- Real Estate and Non-Real Estate Recurring CapEx and Non-Real Estate Growth Investments expected to be $145mm to $155mm
- Real Estate Growth Investment and Innovation of ~$175mm
- Business acquisitions are expected to be ~$150mm plus acquisitions of customer relationships and inducements are expected to be $90mm to $95mm
- Data Center development capex expected to be ~$250mm

(1) Iron Mountain does not provide a reconciliation of non-GAAP measures that it discusses as part of its annual guidance or long term outlook because certain significant information required for such reconciliation is not available without unreasonable efforts or at all, including, most notably, the impact of exchange rates on Iron Mountain's transactions, loss or gain related to the disposition of real estate and other income or expense. Without this information, Iron Mountain does not believe that a reconciliation would be meaningful.
(2) AFFO 2019 Guidance excludes capital expenditures associated with Significant Acquisitions.

Section I
Section II
Section III
Section IV
Section V
Section VI
Section VII
Section VIII
Section IX
Section X
Section XI

www.ironmountain.com
Selected metric definitions are available in the Appendix
7

Year-over-Year Revenue Growth Q4 2018 Full Year 2018 Storage Rental Storage Rental Service Service I Revenue Growth Rates Revenue Revenue Total Revenue Revenue Revenue Total Revenue Section Reported 7.3% 6.7% 7.1% 10.3% 9.2% 9.9% Less: Impact of FX Rate Changes (3.3)% (1.7)% (2.7)% (0.3)% (0.3)% (0.3)% II Constant Currency 10.6% 8.4% 9.8% 10.6% 9.5% 10.2% Section Plus: Adjustments(1) / (Acquisitions and Dispositions) 8.7% 2.3% 6.3% 8.2% 4.1% 6.6% Organic Revenue Growth Rate 1.9% 6.1% 3.5% 2.4% 5.4% 3.6% III Section IV Section FY 2018 Revenue FY 2018 Gross Profit Storage Rental Storage Rental V Section Service Service 19.9% 37.9% VI Section 62.1% VII 80.1% Section VIII Section Section IX Section X Section XI Section (1) Includes adjustments for adoption of Revenue Recognition standards. www.ironmountain.com Selected metric definitions are available in the Appendix 8

IRON MOUNTAIN®

Records Management Volume Growth TTM

Total Iron Mountain (691 CuFt MM)

Organic Volume Growth %

Q1-17	Q2-17	Q3-17	Q4-17	Q1-18	Q2-18	Q3-18	Q4-18
1.9%	1.4%	1.3%	1.1%	0.6%	0.2%	(0.1)%	0.0%


25.0%
23.1%
3.0%
6.4%
-5.0%
-2.4%
2.4%
1.0%
2.4%
5.2%
-4.1%
-2.1%
1.4%
0.1%
2.3%
5.0%
-4.0%
-2.1%
1.7%
0.6%
2.2%
4.9%
-3.9%
-2.1%
1.1%
0.5%
1.9%
4.7%
-4.0%
-2.0%
1.5%
1.3%
1.8%
4.7%
-4.3%
-1.9%
1.3%
1.4%
1.8%
4.6%
-4.5%
-2.0%
1.0%
1.0%
1.9%
4.6%
-4.6%
-2.0%
Q1-17
Q2-17 (1)
Q3-17
Q4-17
Q1-18
Q2-18
Q3-18
Q4-18

Percentage of Total Cubic Volume at 12/31/18


North America
Other International
Western Europe
14%
27%
59%

North America (411 CuFt MM)


11.0%
10.7%
1.9%
5.0%
-5.0%
-1.6%
0.3%
0.3%
1.6%
4.2%
-4.4%
-1.5%
0.1%
0.3%
1.6%
4.0%
-4.3%
-1.5%
0.0%
0.3%
1.6%
3.9%
-4.3%
-1.5%
-0.8%
0.1%
1.3%
3.7%
-4.4%
-1.4%
-1.2%
0.1%
1.2%
3.7%
-4.7%
-1.4%
-1.6%
0.1%
1.1%
3.6%
-5.0%
-1.5%
-1.4%
0.1%
1.3%
3.8%
-5.1%
-1.5%
Q1-17
Q2-17
Q3-17
Q4-17
Q1-18
Q2-18
Q3-18
Q4-18


14%
27%
59%

Business Acquisitions / Dispositions[2] | New Sales[3] | New Volume from Existing Customers | Destructions | Outperm/Terms

(1) Q2-17 cube growth has been adjusted to reflect required regulatory divestments of IRM's legacy Australian business.
(2) Represents CuFt acquired or disposed at close. CuFt activity post close flows through new sales, new volume from existing customers, destructions, outperms / terms as appropriate. Acquisitions/ dispositions reflects business acquisition volume net of divestments required by Recall transaction and sale of Russia / Ukraine business.
(3) Acquisitions of customer relationships are included in new sales as the nature of these transactions is similar to new customer wins.

Section I
Section II
Section III
Section IV
Section V
Section VI
Section VII
Section VIII
Section IX
Section X
Section XI

www.ironmountain.com
Selected metric definitions are available in the Appendix
9

Records Management Volume Growth TTM Percentage of Total Cubic Volume Western Europe (96 CuFt MM) at 12/31/18 49.2% I Section 11.7% 45.5% II 9.2% 14% 3.6% Section 2.0% 1.7% 5.7% 1.1% 0.5% 0.4% 0.8% 4.3% 4.0% III 3.9% 3.5% 3.1% 3.6% 3.2% Section 6.9% 5.1% 4.7% 27% 4.6% 4.4% 4.3% 4.1% 4.1% 59% IV -4.4% -4.0% -3.9% -4.2% -4.5% -4.6% -6.2% -4.8% Section -2.1% -2.3% -2.7% -2.8% -2.6% -2.4% -2.2% -2.6% V Q1-17 Q2-17 Q3-17 Q4-17 Q1-18 Q2-18 Q3-18 Q4-18 Section Other International (184 CuFt MM) 61.7% VI Section 54.6% 9.0% 9.0% 14% 5.4% 7.0% VII 6.0% Section 3.0% 4.3% 5.8% 5.2% 5.4% 1.8% 1.8% 3.8% 3.3% 3.0% 2.6% 2.4% 2.4% 2.5% 2.5% VIII 11.2% 27% Section 7.6% 7.8% 7.6% 7.3% 7.4% 7.2% 7.0% 59% -0.2% -1.4% IX -2.7% -2.8% -2.9% -3.1% -3.1% -3.2% -4.2% -2.8% Section -3.5% -3.2% -3.0% -2.9% -3.0% -3.1% -3.6% -5.3% X Q1-17 Q2-17 (1) Q3-17 Q4-17 Q1-18 Q2-18 Q3-18 Q4-18 Section Business Acquisitions/ Dispositions(2) New Sales (3) New Volume from Existing Customers Destructions Outperm/Terms XI (1) Q2-17 cube growth has been adjusted to reflect required regulatory divestments of IRM’s legacy Australian business. Section (2) Represents CuFt acquired or disposed at close. CuFt activity post close flows through new sales, new volume from existing customers, destructions, outperms / terms as appropriate. Acquisitions/ dispositions reflects business acquisition volume net of divestments required by Recall transaction and sale of Russia / Ukraine business. (3) Acquisitions of customer relationships are included in new sales as the nature of these transactions is similar to new customer wins. www.ironmountain.com Selected metric definitions are available in the Appendix 10

IRON MOUNTAIN

Quarterly Operating Performance[1]

By Reporting Segment	Q4 Results: Q4 2017		Q4 Results: Q4 2018		% Growth: Reported	- Impact of FX Rate Changes	= Constant Currency	+ Impact of Adjustments[1] and Acquisitions/ Dispositions	= Organic Growth
NA Records and Information Management Business									
Storage Rental	$309,322		$304,883		(1.4)%	(0.3)%	(1.1)%	1.9%	0.8%
Service	210,263		227,372		8.1%	(0.5)%	8.6%	(0.3)%	8.3%
Total Revenues	$519,585		$532,255		2.4%	(0.4)%	2.8%	1.1%	3.9%
Adjusted EBITDA & Margin	228,978	44.1%	237,691	44.7%					
NA Data Management Business									
Storage Rental	$68,782		$67,360		(2.1)%	(0.3)%	(1.8)%	0.9%	(0.9)%
Service	31,117		29,161		(6.3)%	(0.3)%	(6.0)%	(1.8)%	(7.8)%
Total Revenues	$99,899		$96,521		(3.4)%	(0.3)%	(3.1)%	0.0%	(3.1)%
Adjusted EBITDA & Margin	56,173	56.2%	51,277	53.1%					
Western European Business [2]									
Storage Rental	$79,091		$79,740		0.8%	(3.0)%	3.8%	(1.3)%	2.5%
Service	49,665		47,945		(3.5)%	(2.3)%	(1.2)%	1.0%	(0.2)%
Total Revenues	$128,756		$127,685		(0.8)%	(2.7)%	1.9%	(0.5)%	1.4%
Adjusted EBITDA & Margin	46,050	35.8%	48,793	38.2%					
Other International Business [2]									
Storage Rental	$128,283		$126,080		(1.7)%	(9.1)%	7.4%	(3.3)%	4.1%
Service	78,194		76,321		(2.4)%	(10.1)%	7.7%	(1.6)%	6.1%
Total Revenues	$206,477		$202,401		(2.0)%	(9.5)%	7.5%	(2.6)%	4.9%
Adjusted EBITDA & Margin	55,675	27.0%	61,705	30.5%					
Global Data Center Business									
Storage Rental	$12,289		$61,196		398.0%	(4.8)%	402.8%	(390.4)%	12.4%
Service	573		2,909		407.7%	(0.9)%	408.6%	(408.1)%	0.5%
Total Revenues	$12,862		$64,105		398.4%	(4.6)%	403.0%	(391.1)%	11.9%
Adjusted EBITDA & Margin	2,701	21.0%	26,584	41.5%					
Corporate and Other Business									
Storage Rental	$16,181		$19,634		21.3%	(0.8)%	22.1%	(16.3)%	5.8%
Service	7,475		18,888		152.7%	(3.0)%	155.7%	(109.1)%	46.6%
Total Revenues	$23,656		$38,522		62.8%	(2.1)%	64.9%	(46.1)%	18.8%
Adjusted EBITDA	(63,033)		(66,439)						
Total									
Storage Rental	$613,948		$658,894		7.3%	(2.6)%	9.9%	(8.0)%	1.9%
Service	377,288		402,595		6.7%	(2.8)%	9.5%	(3.4)%	6.1%
Total Revenues	$991,236		$1,061,489		7.1%	(2.6)%	9.7%	(6.2)%	3.5%
Adjusted EBITDA & Margin	326,544	32.9%	359,611	33.9%					

(1) Includes adjustments for adoption of Revenue Recognition standards.
(2) Variances from Q4 2017 reported results due to reclassification of Information Governance and Digital Solutions business in Sweden from the Western European Business segment to the Other International Business segment.

Section I | Section II | Section III | Section IV | Section V | Section VI | Section VII | Section VIII | Section IX | Section X | Section XI

www.ironmountain.com Selected metric definitions are available in the Appendix 11

IRON MOUNTAIN

Full Year Operating Performance[1]

By Reporting Segment	Full Year Results: Full Year 2017		Full Year Results: Full Year 2018		% Growth: Reported	- Impact of FX Rate Changes	= Constant Currency	+ Impact of Adjustments[1] and Acquisitions/ Dispositions	= Organic Growth
NA Records and Information Management Business									
Storage Rental	$1,221,495		$1,222,230		0.1%	0.0%	0.1%	1.6%	1.7%
Service	828,851		915,551		10.5%	0.1%	10.4%	(2.6)%	7.8%
Total Revenues	$2,050,346		$2,137,781		4.3%	0.1%	4.2%	0.0%	4.2%
Adjusted EBITDA & Margin	884,158	43.1%	956,890	44.8%					
NA Data Management Business									
Storage Rental	$276,416		$273,193		(1.2)%	0.0%	(1.2)%	0.9%	(0.3)%
Service	125,224		120,800		(3.5)%	0.1%	(3.6)%	(1.8)%	(5.4)%
Total Revenues	$401,640		$393,993		(1.9)%	0.0%	(1.9)%	0.0%	(1.9)%
Adjusted EBITDA & Margin	223,324	55.6%	213,893	54.3%					
Western European Business [2]									
Storage Rental	$303,205		$325,624		7.4%	4.1%	3.3%	(1.4)%	1.9%
Service	187,541		195,931		4.5%	4.2%	0.3%	0.8%	1.1%
Total Revenues	$490,746		$521,555		6.3%	4.1%	2.2%	(0.6)%	1.6%
Adjusted EBITDA & Margin	159,142	32.4%	180,172	34.5%					
Other International Business [2]									
Storage Rental	$493,118		$512,358		3.9%	(4.0)%	7.9%	(2.5)%	5.4%
Service	302,733		308,975		2.1%	(4.3)%	6.4%	(1.4)%	5.0%
Total Revenues	$795,851		$821,333		3.2%	(4.2)%	7.4%	(2.2)%	5.2%
Adjusted EBITDA & Margin	227,312	28.6%	243,008	29.6%					
Global Data Center Business									
Storage Rental	$35,839		$218,675		510.2%	(2.9)%	513.1%	(504.9)%	8.2%
Service	1,855		10,308		455.7%	(0.6)%	456.3%	(431.8)%	24.5%
Total Revenues	$37,694		$228,983		507.5%	(2.8)%	510.3%	(501.3)%	9.0%
Adjusted EBITDA & Margin	11,275	29.9%	99,574	43.5%					
Corporate and Other Business									
Storage Rental	$47,484		$70,375		48.2%	(0.3)%	48.5%	(42.9)%	5.6%
Service	21,817		51,741		137.2%	1.2%	136.0%	(114.8)%	21.2%
Total Revenues	$69,301		$122,116		76.2%	(0.3)%	76.5%	(65.9)%	10.6%
Adjusted EBITDA	(245,015)		(257,668)						
Total									
Storage Rental	$2,377,557		$2,622,455		10.3%	(0.3)%	10.6%	(8.2)%	2.4%
Service	1,468,021		1,603,306		9.2%	(0.3)%	9.5%	(4.1)%	5.4%
Total Revenues	$3,845,578		$4,225,761		9.9%	(0.3)%	10.2%	(6.6)%	3.6%
Adjusted EBITDA & Margin	1,260,196	32.8%	1,435,869	34.0%					

(1) Includes adjustments for adoption of Revenue Recognition standards.
(2) Variances from Q4 2017 reported results due to reclassification of Information Governance and Digital Solutions business in Sweden from the Western European Business segment to the Other International Business segment.

Section I
Section II
Section III
Section IV
Section V
Section VI
Section VII
Section VIII
Section IX
Section X
Section XI

www.ironmountain.com
Selected metric definitions are available in the Appendix
12

Consolidated Balance Sheets ASSETS 12/31/2017 12/31/2018 I Current Assets: Section Cash and Cash Equivalents $925,699 $165,485 Accounts Receivable, Net 835,742 846,889 Other Current Assets 188,874 195,740 II Section Total Current Assets 1,950,315 1,208,114 Property, Plant and Equipment: Property, Plant and Equipment 6,251,100 7,600,949 III Less: Accumulated Depreciation (2,833,421) (3,111,392) Section Property, Plant and Equipment, Net 3,417,679 4,489,557 Other Assets, Net: Goodwill 4,070,267 4,441,030 IV Other Non-current Assets, Net: 1,534,141 1,713,546 Section Total Other Assets, Net 5,604,408 6,154,576 Total Assets $10,972,402 $11,852,247 V LIABILITIES AND EQUITY Section Current Liabilities: Current Portion of Long-term Debt $146,300 $126,406 Other Current Liabilities 1,183,873 1,336,272 VI Total Current Liabilities 1,330,173 1,462,678 Section Long-term Debt, Net of Current Portion 6,896,971 8,016,417 Other Long-term Liabilities(1) 446,416 487,563 Total Long-term Liabilities 7,343,387 8,503,980 VII Section Total Liabilities $8,673,560 $9,966,658 Equity Total Stockholders' Equity $2,297,438 $1,884,180 VIII Noncontrolling Interests 1,404 1,409 Section Total Equity 2,298,842 1,885,589 Total Liabilities and Equity $10,972,402 $11,852,247 IX Section X Section XI Section (1) Includes redeemable noncontrolling interests of $91mm and $71mm as of December 31, 2017 and December 31, 2018, respectively. www.ironmountain.com Selected metric definitions are available in the Appendix 13

IRON MOUNTAIN®

Consolidated Statements of Operations

	Q4 2017	Q4 2018	% Change	Full Year 2017	Full Year 2018	% Change
Revenues:						
Storage Rental	$613,948	$658,894	7.3%	$2,377,557	$2,622,455	10.3%
Service	377,287	402,595	6.7%	1,468,021	1,603,306	9.2%
Total Revenues	$991,235	$1,061,489	7.1%	$3,845,578	$4,225,761	9.9%
Operating Expenses:						
Cost of Sales (excluding Depreciation and Amortization)(1)	426,000	453,379	6.4%	1,685,318	1,801,582	6.9%
Selling, General and Administrative(2)	264,997	260,449	(1.7)%	984,965	1,038,975	5.5%
Depreciation and Amortization	141,057	164,919	16.9%	522,376	639,514	22.4%
Intangible Impairments	3,011	-	n/a	3,011	-	n/a
(Gain) Loss on Disposal/Write-Down of PP&E (excluding Real Estate), Net	1,765	(9,102)	n/a	799	(9,818)	n/a
Total Operating Expenses	836,830	869,645	3.9%	3,196,469	3,470,253	8.6%
Operating Income (Loss)	154,405	191,844	24.2%	649,109	755,508	16.4%
Interest Expense, Net	88,565	105,715	19.4%	353,575	409,289	15.8%
Foreign Currency Transaction (Gain) / Loss	15,348	(19,393)	n/a	43,248	(15,567)	n/a
Debt Extinguishment Expense	30,070	-	n/a	78,368	-	n/a
Other (Income) Expense, Net	263	6,280	n/a	(42,187)	3,875	n/a
Income (Loss) before Provision (Benefit) for Income Taxes and Gain on Sale of Real Estate	20,159	99,241	n/a	216,105	357,911	65.6%
Provision (Benefit) for Income Taxes	(3,550)	(5,610)	58.0%	25,947	36,263	39.8%
(Gain) Loss on Sale of Real Estate, Net of Tax	(640)	(53,980)	n/a	(1,565)	(55,328)	n/a
Income (Loss) from Continuing Operations	24,349	158,831	n/a	191,723	376,976	96.6%
(Loss) Income from Discontinued Operations, Net of Tax	(2,871)	0	n/a	(6,291)	(12,427)	97.5%
Net Income (Loss)	21,478	158,831	n/a	185,432	364,549	96.6%
Less: Net Income (Loss) Attributable to Noncontrolling Interests	(1,242)	713	n/a	1,611	1,198	(25.6)%
Net Income (Loss) Attributable to Iron Mountain Incorporated	$22,720	$158,118	n/a	$183,821	$363,351	97.7%
Earnings (Losses) per Share - Basic:						
Income (Loss) from Continuing Operations	$0.09	$0.55	n/a	$0.71	$1.31	84.5%
Total Income (Loss) from Discontinued Operations	($0.01)	$0.00	n/a	($0.02)	($0.04)	n/a
Net Income (Loss) Attributable to Iron Mountain Incorporated	$0.08	$0.55	n/a	$0.69	$1.27	84.1%
Earnings (Losses) per Share - Diluted:						
Income (Loss) from Continuing Operations	$0.09	$0.55	n/a	$0.71	$1.31	84.5%
Total Income (Loss) from Discontinued Operations	($0.01)	$0.00	n/a	($0.02)	($0.04)	n/a
Net Income (Loss) Attributable to Iron Mountain Incorporated	$0.08	$0.55	n/a	$0.69	$1.27	84.1%
Weighted Average Common Shares Outstanding - Basic	270,321	286,250	5.9%	265,898	285,913	7.5%
Weighted Average Common Shares Outstanding - Diluted	271,498	287,066	5.7%	266,845	286,653	7.4%

Section I
Section II
Section III
Section IV
Section V
Section VI
Section VII
Section VIII
Section IX
Section X
Section XI

(1) Includes $4.5mm and $2.6mm of Significant Acquisition Costs in Q4 2017 and Q4 2018, respectively, and $20.5mm and $7.6mm of Significant Acquisition Costs in full year 2017 and full year 2018, respectively.
(2) Includes $21.8mm and $9.3mm of Significant Acquisition Costs in Q4 2017 and Q4 2018, respectively, and $64.4mm and $43.0mm of Significant Acquisition Costs in full year 2017 and full year 2018, respectively.

www.ironmountain.com Selected metric definitions are available in the Appendix 14

IRON MOUNTAIN®

Reconciliation of Income from Continuing Operations to Adjusted EBITDA

	Q4 2017	Q4 2018	% Change	Full Year 2017	Full Year 2018	% Change
Income from Continuing Operations	$24,349	$158,831	n/a	$191,723	$376,976	96.6%
Add / (Deduct):						
Interest Expense, Net	88,565	105,715	19.4%	353,575	409,289	15.8%
Provision (Benefit) for Income Taxes	(3,550)	(5,610)	58.0%	25,947	36,263	39.8%
(Gain) on Sale of Real Estate, Net of Tax	(640)	(53,980)	n/a	(1,565)	(55,328)	n/a
Debt Extinguishment Expense	30,070	-	n/a	78,368	-	n/a
Foreign Currency Transaction Losses (Gains)[1]	15,348	(19,393)	n/a	43,248	(15,567)	n/a
Other (Income) Expense, Net[2]	263	6,280	n/a	(42,187)	3,875	n/a
Significant Acquisition Costs	26,307	11,950	(54.6)%	84,901	50,665	(40.3)%
Intangible Impairments	3,010	-	n/a	3,011	-	n/a
(Gain) Loss on Disposal/Write-Down of PP&E (excluding Real Estate), Net	1,765	(9,102)	n/a	799	(9,818)	n/a
Depreciation and Amortization	141,057	164,919	16.9%	522,376	639,514	22.4%
Adjusted EBITDA	$326,544	$359,611	10.1%	$1,260,196	$1,435,869	13.9%

Section I
Section II
Section III
Section IV
Section V
Section VI
Section VII
Section VIII
Section IX
Section X
Section XI

(1) Includes realized and unrealized FX (gains) losses.
(2) Other (Income) Expense, Net full year ended December 31, 2017 includes a gain of approximately $38.9mm recognized in Q2 2017 associated with the sale of our business in Russia and Ukraine.

www.ironmountain.com Selected metric definitions are available in the Appendix 15

IRON MOUNTAIN®

Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share

	Q4 2017	Q4 2018	% Change	Full Year 2017	Full Year 2018	% Change
Reported EPS - Fully Diluted from Continuing Operations	$ 0.09	$ 0.55	n/a	$ 0.71	$ 1.31	84.5%
Add / (Deduct):						
Gain on Sale of Real Estate, Net of Tax	(0.00)	(0.19)		$ (0.01)	$ (0.19)	
Intangible Impairments	0.01	-		$ 0.01	$ -	
Income (Loss) Attributable to Noncontrolling Interests	-	0.00		$ 0.01	$ 0.00	
Debt Extinguishment Expense	0.11	-		$ 0.29	$ -	
Foreign Currency Transaction Losses (Gains)	0.06	(0.07)		$ 0.16	$ (0.05)	
Other (Income) Expense, Net	0.00	0.02		$ (0.16)	$ 0.01	
(Gain) Loss on Disposal/Write-Down of PP&E (excluding Real Estate), Net	0.01	(0.03)		$ 0.00	$ (0.03)	
Significant Acquisition Costs	0.10	0.04		$ 0.32	$ 0.18	
Tax Impact of Reconciling Items and Discrete Tax Items[1]	(0.08)	(0.08)		$ (0.19)	$ (0.12)	
Adjusted EPS - Fully Diluted from Continuing Operations	$ 0.29	$ 0.25	(13.8)%	$ 1.16	$ 1.10	(5.2)%

(1) The difference between our effective tax rate and our structural tax rate (or adjusted effective tax rate) for the twelve months ended December 31, 2017 and 2018, respectively, is primarily due to (i) the reconciling items above, which impact our reported income (loss) from continuing operations before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) for income taxes and (ii) other discrete tax items. Our structural tax rate for purposes of the calculation of Adjusted EPS was 19.7% for the twelve months ended December 31, 2017 and 18.2% for the twelve months ended December 31, 2018. The Tax Impact of Reconciling Items and Discrete Tax Items is calculated using the current quarter's estimate of the annual structural tax rate for both the three month and full year periods. This may result in the current period adjustment plus prior reported quarterly adjustments to not sum to the full year adjustment.

Section I
Section II
Section III
Section IV
Section V
Section VI
Section VII
Section VIII
Section IX
Section X
Section XI

www.ironmountain.com
Selected metric definitions are available in the Appendix
16

IRON MOUNTAIN®

Reconciliation of Net Income to FFO & AFFO

	Q4 2017	Q4 2018	% Change	Full Year 2017	Full Year 2018	% Change
Net Income	$21,478	$158,831	n/a	$185,432	$364,549	96.6%
Add / (Deduct):						
Real Estate Depreciation(1)	63,011	73,305		247,792	284,804	
(Gain) Loss on Sale of Real Estate, Net of Tax(2)	(640)	(53,980)		(1,565)	(55,328)	
Data Center Lease-Based Intangible Amortization(3)	643	12,623		643	43,061	
FFO (Nareit)	$84,492	$190,779	n/a	$432,302	$637,086	47.4%
Add / (Deduct):						
Loss (Gain) on Disposal/Write-Down of PP&E (excluding Real Estate), Net	1,765	(9,102)		799	(9,818)	
Foreign Currency Transaction (Gains) Losses	15,348	(19,393)		43,248	(15,567)	
Debt Extinguishment Expense	30,070	-		78,368	-	
Other (Income) Expense, Net	263	6,280		(42,187)	3,875	
Intangible Impairments	3,011	-		3,011	-	
Tax Impact of Reconciling Items and Discrete Tax Items(4)	(22,673)	(21,812)		(49,865)	(34,222)	
Loss (Income) from Discontinued Operations, Net of Tax	2,871	-		6,291	12,427	
Real Estate Capital Lease Depreciation	2,874	3,327		11,495	13,650	
Significant Acquisition Costs	26,307	11,950		84,901	50,665	
FFO (Normalized)	$144,328	$162,029	12.3%	$568,363	$658,096	15.8%
Add / (Deduct):						
Non-Real Estate Depreciation	37,918	38,185		146,996	154,286	
Amortization Expense(5)	36,622	34,073		115,450	129,875	
Amortization of Deferred Financing Costs	3,058	4,137		14,962	15,675	
Revenue Reduction Associated with Amortization of Permanent Withdrawal Fees and Above - and Below-Market Leases	2,627	3,851		11,253	16,281	
Non-Cash Rent Expense (Income)	(245)	875		5,239	(1,664)	
Stock-based Compensation Expense	7,166	7,815		30,019	31,167	
Reconciliation to Normalized Cash Taxes	(5,060)	2,871		6,548	20,560	
Less:						
Non-Real Estate Growth Investment(6)	23,063	15,616		41,908	45,814	
Real Estate, Data Center and Non-Real Estate Recurring CapEx(7)	49,195	44,116		104,653	104,427	
AFFO	$154,156	$194,104	25.9%	$752,269	$874,035	16.2%
Per Share Amounts (Fully Diluted Shares)						
FFO (Nareit)	$0.31	$0.66	n/a	$1.62	$2.22	37.0%
FFO (Normalized)	$0.53	$0.56	5.7%	$2.13	$2.30	8.0%
Weighted Average Common Shares Outstanding - Basic	270,321	286,250	5.9%	265,898	285,913	7.5%
Weighted Average Common Shares Outstanding - Diluted	271,498	287,066	5.7%	266,845	286,653	7.4%

(1) Includes depreciation expense related to real estate assets (land improvements, buildings, building improvements, leasehold of improvements and racking), excluding depreciation related to real estate capital leases.
(2) Includes tax expense associated with the gain on sale of real estate for the quarter and year ended December 31, 2018 of $8.5 million.
(3) Includes amortization expense for Data Center In-Place Lease Intangible Assets and Data Center Tenant Relationship Intangible Assets.
(4) Represents the tax impact of (i) the reconciling items above, which impact our reported income (loss) from continuing operations before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) for income taxes and (ii) other discrete tax items.
(5) Includes Customer Relationship Value, intake costs, acquisition of customer relationships, and other intangibles. Excludes amortization of capitalized commissions $0.0mm and $3.4mm in Q4 2017 and Q4 2018, respectively, and $0.0mm and $13.8mm in full year 2017 and full year 2018, respectively.
(6) Non-Real Estate Growth Investment (i) excludes integration CapEx included in Significant Acquisition Costs of $3.7mm and $4.5mm in Q4 2017 and Q4 2018, respectively, and $18.6mm and $14.4mm of integration CapEx included in Significant Acquisition Costs in full year 2017 and full year 2018, respectively and (ii) includes Non-Real Estate Growth Investment associated with the Global Data Center Business segment of $0.7mm and $3.3mm in Q4 2017 and Q4 2018, respectively, and $4.2mm and $7.5mm of Non-Real Estate Growth Investment associated with the Global Data Center Business segment in full year 2017 and full year 2018, respectively.
(7) Recurring CapEx excludes integration recurring expense included in Significant Acquisition Costs of $0.9mm and $0.6mm in Q4 2017 and Q4 2018, respectively, and $3.1mm and $1.0mm of integration CapEx included in Significant Acquisition Costs in full year 2017 and full year 2018, respectively.

Section I
Section II
Section III
Section IV
Section V
Section VI
Section VII
Section VIII
Section IX
Section X
Section XI

www.ironmountain.com Selected metric definitions are available in the Appendix 17

IRON MOUNTAIN

Reconciliation of Cash Flow from Operations to AFFO

	Q4 2017	Q4 2018	% Change	Full Year 2017	Full Year 2018	% Change
Cash Flow from Operating Activities-Continuing Operations	201,969	311,006	54.0%	724,259	936,544	29.3%
Adjust for:						
Tax on Gain from Disposition of Real Estate	(641)	512	n/a	-	512	n/a
Tax Impact of Reconciling Items and Discrete Tax Items Net of Deferred Tax	(14,522)	(11,866)	(18.3%)	(13,495)	(23,493)	74.1%
Reconciliation to Normalized Cash Taxes	(5,060)	2,871	n/a	6,548	20,560	n/a
Significant Acquisition Costs	26,307	11,950	(54.6%)	84,901	50,665	(40.3%)
Working Capital Adjustments(1)	17,865	(60,116)	n/a	101,951	50,287	(50.7%)
Non-Real Estate Growth Investment CapEx(2)	(23,063)	(15,616)	(32.3)%	(41,908)	(45,814)	9.3%
Real Estate, Data Center and Non-Real Estate Recurring CapEx(3)	(49,195)	(44,116)	(10.3)%	(104,653)	(104,427)	(0.2)%
Amortization of Capitalized Commissions	-	(3,405)	n/a	-	(13,838)	n/a
Other and FX(4)	496	2,887	n/a	(5,334)	3,039	n/a
AFFO	$154,156	$194,106	25.9%	$752,269	$874,035	16.2%

(1) Working capital adjustments in Q4 2018 are driven primarily by changes in accruals for interest payable, accounts payable, and tax receivables, offset by acquisition related adjustments and accounts receivable changes.

(2) Non-Real Estate Growth Investment (i) excludes integration CapEx included in Significant Acquisition Costs of $3.7mm and $4.5mm in Q4 2017 and Q4 2018, respectively, and $18.6mm and $14.4mm of integration CapEx included in Significant Acquisition Costs in full year 2017 and full year 2018, respectively and (ii) includes Non-Real Estate Growth Investment associated with the Global Data Center Business segment of $0.7mm and $3.3mm in Q4 2017 and Q4 2018, respectively, and $4.2mm and $7.5mm of Non-Real Estate Growth Investment associated with the Global Data Center Business segment in full year 2017 and full year 2018, respectively.

(3) Recurring CapEx excludes integration recurring expense included in Significant Acquisition Costs of $0.9mm and $0.6mm in Q4 2017 and Q4 2018, respectively, and $3.1mm and $1.0mm of integration CapEx included in Significant Acquisition Costs in full year 2017 and full year 2018, respectively.

(4) Adjusts for Large Volume Accounts ("LVA") amortization, Revenue Reduction Associated with Amortization of Permanent Withdrawal Fees and Above - and Below-Market Leases, and foreign currency adjustments.

Section I
Section II
Section III
Section IV
Section V
Section VI
Section VII
Section VIII
Section IX
Section X
Section XI

www.ironmountain.com
Selected metric definitions are available in the Appendix
18

IRON MOUNTAIN

Storage and Service Reconciliation[1]

	Q4 2017	Q4 2018	% Change	Full Year 2017	Full Year 2018	% Change
Total Storage Revenue	$613,948	$658,894	7.3%	$2,377,557	$2,622,455	10.3%
Add: Permanent Withdrawal Fees	6,537	7,578	15.9%	24,238	26,958	11.2%
Adjusted Storage Revenue	$620,485	$666,472	7.4%	$2,401,795	$2,649,413	10.3%
Total Service Revenue	$377,287	$402,596	6.7%	$1,468,021	$1,603,306	9.2%
Less: Permanent Withdrawal Fees	(6,537)	(7,578)	15.9%	(24,238)	(26,958)	11.2%
Adjusted Service Revenue	$370,750	$395,018	6.5%	$1,443,783	$1,576,348	9.2%
Storage Cost of Sales (COS)						
Storage COS Excluding Rent	76,439	94,822	24.0%	299,317	365,295	22.0%
Storage Rent	73,949	78,289	5.9%	294,707	309,612	5.1%
Total Storage COS	150,388	173,111	15.1%	594,024	674,907	13.6%
Service Cost of Sales (COS)						
Service COS Excluding Rent	267,954	274,322	2.4%	1,058,018	1,104,654	4.4%
Service Rent	3,185	3,332	4.6%	12,783	14,393	12.6%
Total Service COS	271,139	277,654	2.4%	1,070,801	1,119,047	4.5%
Significant Acquisition Costs Included in Cost of Sales	4,474	2,614	(41.6%)	20,493	7,628	(62.8%)
Total COS	$426,001	$453,379	6.4%	$1,685,318	$1,801,582	6.9%
SG&A Costs						
Storage Overhead	37,626	35,706	(5.1%)	134,586	153,237	13.9%
Service Overhead	24,907	26,216	5.3%	90,816	110,527	21.7%
Corporate Overhead	114,393	123,326	7.8%	442,038	474,868	7.4%
Significant Acquisition Costs Included in SG&A	21,833	9,336	(57.2%)	64,408	43,037	(33.2%)
Sales and Marketing	66,238	65,865	(0.6%)	253,117	257,306	1.7%
Total SG&A	$264,997	$260,449	(1.7%)	$984,965	$1,038,975	5.5%
Adjusted EBITDA						
Total Storage Adjusted EBITDA	432,471	457,655	5.8%	1,673,185	1,821,269	8.9%
Total Service Adjusted EBITDA	74,704	91,148	22.0%	282,166	346,774	22.9%
Less: Corporate Overhead and Sales and Marketing	(180,631)	(189,191)	4.7%	(695,155)	(732,174)	5.3%
Total Adjusted EBITDA	$326,544	$359,612	10.1%	$1,260,196	$1,435,869	13.9%

(1) As a result of our adoption of a new accounting standard pertaining to revenue recognition, which we adopted as of January 1, 2018 (i) our Storage and Service Revenues and Adjusted Storage and Service EBITDA margins for Q4 2018 reflect a net reclassification of $6.0mm and (ii) our Storage and Service Revenues and Adjusted Storage and Service EBITDA margins for full year 2018 reflect a net reclassification of $25.1mm of Storage Rental Revenues and Storage Adjusted EBITDA into Service Revenues and Service Adjusted EBITDA. Our revenues for Q4 2017 and full year 2017 do not reflect this revenue reclassification as this new accounting standard was adopted on a modified retrospective basis, whereby prior period results were not restated.

Section I | Section II | Section III | Section IV | Section V | Section VI | Section VII | Section VIII | Section IX | Section X | Section XI

www.ironmountain.com

Selected metric definitions are available in the Appendix

19

IRON MOUNTAIN

Storage Net Operating Income (NOI)(1)

	Q4 2017	Q4 2018	% Change	Full Year 2017	Full Year 2018	% Change
Revenue from Storage Rental Activities						
Records Management	$476,653	$470,997	(1.2)%	$1,863,447	$1,900,027	2.0%
Data Protection	89,574	87,505	(2.3)%	355,821	355,096	(0.2)%
Data Center	12,289	61,196	n/a	35,839	218,675	n/a
Other(2)	35,432	39,196	10.6%	122,450	148,657	21.4%
Total Storage Rental	$613,948	$658,894	7.3%	$2,377,557	$2,622,455	10.3%
Terminations/Permanent Withdraw al Fees	6,537	7,578	15.9%	24,238	26,958	11.2%
Total Revenue from Adjusted Storage Rental Activities	$620,485	$666,472	7.4%	$2,401,795	$2,649,413	10.3%
Less: Storage Rental Expenses						
Facility Costs(3)	137,591	154,408	12.2%	548,371	610,335	11.3%
Storage Rental Labor	3,220	6,284	95.2%	12,918	23,493	81.9%
Other Storage Rental Expenses	9,577	12,419	29.7%	32,735	41,079	25.5%
Storage Cost of Sales	150,388	173,111	15.1%	594,024	674,907	13.6%
Allocated Overhead(4)	37,626	35,706	(5.1)%	134,586	153,237	13.9%
Total Storage Rental Expenses	188,014	208,817	11.1%	728,610	828,144	13.7%
Total Storage Adjusted EBITDA	$432,471	$457,655	5.8%	$1,673,185	$1,821,269	8.9%
Total Storage Adjusted EBITDA Margin	69.7%	68.7%	-100 bps	69.7%	68.7%	-90 bps
Storage Rent	73,949	78,289	5.9%	294,707	309,612	5.1%
Storage Rental Expenses (excluding Storage Rent)	$114,065	$130,528	14.4%	$433,903	$518,532	19.5%
Storage Net Operating Income	$506,420	$535,944	5.8%	$1,967,892	$2,130,881	8.3%
Storage Net Operating Income Margin	81.6%	80.4%	-120 bps	81.9%	80.4%	-150 bps
Storage Gross Profit	$463,560	$485,782	4.8%	$1,783,533	$1,947,548	9.2%
Storage Gross Margin	75.5%	73.7%	-180 bps	75.0%	74.3%	-70 bps

(1) As a result of our adoption of a new accounting standard pertaining to revenue recognition, which we adopted as of January 1, 2018 (i) our Storage and Service Revenues and Adjusted Storage and Service EBITDA margins for Q4 2018 reflect a net reclassification of $6.0mm and (ii) our Storage and Service Revenues and Adjusted Storage and Service EBITDA margins for full year 2018 reflect a net reclassification of $25.1mm of Storage Rental Revenues and Storage Adjusted EBITDA into Service Revenues and Service Adjusted EBITDA. Our revenues for Q4 2017 and full year 2017 do not reflect this revenue reclassification as this new accounting standard was adopted on a modified retrospective basis, whereby prior period results were not restated.

(2) Includes Fine Art Storage, Consumer Storage, Technology Escrow Services, Digital Storage, Fulfillment Services, Information Governance and Digital Solutions, Entertainment Services and other ancillary storage revenues. The Fulfillment Services business was sold on September 28, 2018.

(3) Includes Rent Expense, Building Maintenance, Property Taxes, Utilities and Insurance costs.

(4) Refer to page 19 and Appendix for overhead allocations and definitions.

Section I
Section II
Section III
Section IV
Section V
Section VI
Section VII
Section VIII
Section IX
Section X
Section XI

www.ironmountain.com

Selected metric definitions are available in the Appendix

20

IRON MOUNTAIN®

Service Business Detail[1]

	Q4 2017	Q4 2018	% Change	Full Year 2017	Full Year 2018	% Change
Service Operations Revenue by Product Line						
Records Management	$174,264	$178,888	2.7%	$671,195	$721,829	7.5%
Data Protection	41,046	36,774	(10.4)%	164,158	157,479	(4.1)%
Shredding	94,346	107,374	13.8%	375,463	421,893	12.4%
Data Center	573	2,909	n/a	1,855	10,308	n/a
Other[2]	67,058	76,651	14.3%	255,350	291,797	14.3%
Total Service Revenue	$377,287	$402,596	6.7%	$1,468,021	$1,603,306	9.2%
Less: Terminations/Permanent Withdrawal Fees	6,537	7,578	15.9%	24,238	26,958	11.2%
Adjusted Service Revenue	$370,750	$395,018	6.5%	$1,443,783	$1,576,348	9.2%
Less: Service Expenses						
Facility Costs[3]	8,157	10,511	28.9%	32,742	40,780	24.5%
Service Labor	194,568	196,546	1.0%	773,397	795,236	2.8%
Other Service Expenses	68,414	70,597	3.2%	264,662	283,031	6.9%
Service Cost of Sales	271,139	277,654	2.4%	1,070,801	1,119,047	4.5%
Allocated Overhead[4]	24,907	26,216	5.3%	90,816	110,527	21.7%
Total Service Expenses	296,046	303,870	2.6%	1,161,617	1,229,574	5.9%
Total Service Adjusted EBITDA	$74,704	$91,148	22.0%	$282,166	$346,774	22.9%
Total Service Adjusted EBITDA Margin	20.1%	23.1%	300 bps	19.5%	22.0%	250 bps
Service Rent	3,185	3,332	4.6%	12,783	14,393	12.6%
Total Service Adjusted EBITDAR	$77,889	$94,480	21.3%	$294,949	$361,167	22.5%
Total Service Adjusted EBITDAR Margin	21.0%	23.9%	290 bps	20.4%	22.9%	250 bps
Total Service Gross Profit	$106,148	$124,942	17.7%	$397,220	$484,259	21.9%
Total Service Gross Margin	28.1%	31.0%	290 bps	27.1%	30.2%	310 bps

(1) As a result of our adoption of a new accounting standard pertaining to revenue recognition, which we adopted as of January 1,2018 (i) our Storage and Service Revenues and Adjusted Storage and Service EBITDA margins for Q4 2018 reflect a net reclassification of $6.0mm and (ii) our Storage and Service Revenues and Adjusted Storage and Service EBITDA margins for full year 2018 reflect a net reclassification of $25.1mm of Storage Rental Revenues and Storage Adjusted EBITDA into Service Revenues and Service Adjusted EBITDA. Our revenues for Q4 2017 and full year 2017 do not reflect this revenue reclassification as this new accounting standard was adopted on a modified retrospective basis, whereby prior period results were not restated.
(2) Includes Fine Art Storage, Consumer Storage, Technology Escrow Services, Consulting, Fulfillment Services, Information Governance and Digital Solutions, Entertainment Services and other ancillary services. The Fulfillment Services business was sold on September 28, 2018.
(3) Includes Building Maintenance, Property Taxes, Utilities, Facility Rent and Insurance costs for shredding, imaging and other services.
(4) Refer to page 19 and Appendix for overhead allocations and definitions.

Section I | Section II | Section III | Section IV | Section V | Section VI | Section VII | Section VIII | Section IX | Section X | Section XI

www.ironmountain.com Selected metric definitions are available in the Appendix 21

Gross Book Value of Real Estate Assets As of 12/31/2018 Real Estate Assets I Section Storage Operations II Land $393,841 Section Buildings & Building Improvements 2,921,104 Leasehold Improvements 663,077 Racking 1,809,799 III Construction In Progress 111,383 Section Total Storage Gross Book Value $5,899,205 IV Section Service Operations V Land $7,139 Section Buildings & Building Improvements 69,364 Leasehold Improvements 107,589 VI Racking 192,032 Section Construction In Progress 7,071 Total Service Gross Book Value $383,196 VII Section Total Real Estate Gross Book Value $6,282,401 VIII Non-Real Estate Assets Section All Other Non-Real Estate Assets Gross Book Value (1) $ 1,318,548 IX Section Total PP&E Gross Book Value $7,600,949 X Section XI Section (1) Includes warehouse equipment, vehicles, furniture, fixtures, computer hardware and software. www.ironmountain.com Selected metric definitions are available in the Appendix 22

Lease Obligations(1) Facility Lease Expirations I (% of total square feet subject to lease) Section 12/31/2018 Assuming Exercise of All Extension Options II Section III Section IV Section V Section 53.1% VI Section VII Section 7.1% 5.6% 5.1% 4.8% 4.4% 4.0% 3.3% 4.0% VIII 2.8% 2.9% 2.8% Section 2019(2) 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 Thereafter IX Section Weighted Average Remaining Lease Obligations: 11.6 years X Section XI Section (1) Includes capital and operating lease obligations. (2) Reflects month to month leases and predominantly short term occupancies. www.ironmountain.com Selected metric definitions are available in the Appendix 23

IRON MOUNTAIN®

Global Real Estate Portfolio[1]

(000s, except for number of buildings)

Top Ten Markets Owned, United States	Sq. Feet Owned
Northern New Jersey	2,086
Boston	1,428
Chicago	1,282
Los Angeles	1,040
Dallas	1,023
Houston	917
Philadelphia	858
Phoenix	831
New York	825
Baltimore / Washington	777

Top Ten Markets Owned, International	Sq. Feet Owned
Paris, France	807
London, UK	674
Montreal, Canada	552
Buenos Aires, Argentina	470
Mexico City, Mexico	452
Toronto, Canada	434
Lima District, Peru	434
Cambridge, UK	400
Edinburgh, UK	289
Singapore, Singapore	274

As of 9/30/2018

	Owned Facilities		Leased Facilities		Total	
	Buildings	Sq. Ft.	Buildings	Sq. Ft.	Buildings	Sq. Ft.
North America	206	22,808	542	33,090	748	55,898
International	108	6,504	597	26,650	705	33,155
Total[2]	314	29,312	1,139	59,741	1,453	89,053

Q4 2018 Additions & Expansions

	Owned Facilities		Leased Facilities[3]		Total	
	Buildings	Sq. Ft.	Buildings	Sq. Ft.	Buildings	Sq. Ft.
North America	-	-	10	481	10	481
International	-	-	33	1,497	33	1,497
Total	-	-	43	1,978	43	1,978

Q4 2018 Dispositions & Move Outs

	Owned Facilities		Leased Facilities		Total	
	Buildings	Sq. Ft.	Buildings	Sq. Ft.	Buildings	Sq. Ft.
North America	-	-	14	338	14	338
International	2	428	28	388	30	816
Total	2	428	42	726	44	1,154

As of 12/31/2018

	Owned Facilities		Leased Facilities		Total	
	Buildings	Sq. Ft.	Buildings	Sq. Ft.	Buildings	Sq. Ft.
North America	206	22,808	538	33,233	744	56,041
International	106	6,077	602	27,759	708	33,836
Total[4]	312	28,885	1,140	60,992	1,452	89,877
Total %	21.5%	32.1%	78.5%	67.9%		

(1) Includes real estate held in consolidated joint ventures.
(2) Reflects adjustments to previous periods due to refinements to real estate basis.
(3) Out of the 42 leased building additions and expansions, 24 were the result of acquiring leases in business acquisitions and leased buildings related to acquisitions of customer relationships.
(4) Includes 8 owned data center facilities and 5 leased data center facilities with 2.3mm Sq.Ft. and 0.6mm Sq. Ft., respectively.

Section I | Section II | Section III | Section IV | Section V | Section VI | Section VII | Section VIII | Section IX | Section X | Section XI

www.ironmountain.com Selected metric definitions are available in the Appendix 24

IRON MOUNTAIN

Revenue from Rental Activities and Storage NOI per Racked Square Foot

Section I | Section II | Section III | Section IV | Section V | Section VI | Section VII | Section VIII | Section IX | Section X | Section XI

Square Footage by Region

	As of December 31, 2018				
	North America	Europe[1]	Latin America	Asia	Total
Records Management Racked Space	39,656	11,087	5,111	5,537	61,392
Data Protection Racked Space	757	191	59	72	1,080
Data Center Leasable Space	726	116	-	10	852
Other[2]	14,901	4,989	1,694	4,969	26,553
Total	56,041	16,383	6,864	10,588	89,877

Annualized Revenue from Rental Activities and Storage NOI per Racked, Leasable or Facility Square Foot

	Q4 2017 Annualized		Q4 2018 Annualized	
	Revenue	NOI	Revenue	NOI
North America				
Records Management $ per Sq Ft	$29.97	$24.78	$30.10	$24.85
Data Protection $ per Sq Ft	$361.22	$329.22	$329.97	$296.58
Europe[1]	$37.47	$32.71	$37.66	$32.12
Latin America	$38.38	$33.72	$32.79	$29.11
Asia	$38.26	$33.25	$40.41	$37.86
Total by Racked Square Foot[3]	$36.48	$31.12	$36.25	$30.97
Global Data Centers $ per Leasable Sq Ft			$300.83	$163.97
Fine Arts $ per Facility Sq Ft			$34.19	$22.40

(1) Includes South Africa and United Arab Emirates.
(2) Includes loading docks, unracked records management space, office space, common areas, as well as space in service-related facilities.
(3) Excludes Revenue and NOI associated with Entertainment Services, Consumer Storage and other ancillary storage revenue.

www.ironmountain.com Selected metric definitions are available in the Appendix 25

IRON MOUNTAIN
Portfolio Utilization

Records Management Storage Portfolio (CuFt MM) As of 12/31/2018	Data Protection Storage Portfolio (DPUs MM) As of 12/31/2018[(2)]

YoY Growth in Units Stored[(1)]


700
600
500
100
0
-1.5%
423
416
+2.1%
133
136
+1.0%
67
68
+17.1%
64
76
+1.2%
687
695
North America
Europe (4)
Latin America
Asia
Total IRM
100
80
60
40
20
0
-2.2%
66
65
+5.1%
13
14
-3.4%
6
6
+206.1%
2
7
+4.7%
88
92
North America
Europe(4)
Latin America
Asia
Total IRM
Q4 2017
Q1 2018
Q2 2018
Q3 2018
Q4 2018

Utilization and Capacity[(3)] (%)


900
800
700
600
500
100
0
460
492
90%
85%
150
163
91%
83%
75
79
90%
86%
78
85
96%
89%
763
820
91%
85%
North America
Europe (4)
Latin America
Asia
Total IRM
140
120
100
80
20
0
78
87
83%
75%
19
28
73%
50%
7
8
82%
74%
9
10
81%
77%
113
132
81%
69%
North America
Europe (4)
Latin America
Asia
Total IRM
Q4 2018 Total Installed Racking Cap.
Q4 2018 Total Potential Building Cap.

(1) RM units stored includes cubic feet of storage in dedicated space leased to customers on a square foot basis; these dedicated space storage units are excluded from our RM volume growth chart on pages 9 and 10.
(2) DPUs does not include data for Recall outside of Australia, because Recall's unit of measurement for tapes is not consistent with Iron Mountain's methodology.
(3) We operate our storage RM business to achieve a desired utilization of between 94% – 98% to attain maximum operating efficiency.
(4) Includes South Africa and United Arab Emirates.

Section I
Section II
Section III
Section IV
Section V
Section VI
Section VII
Section VIII
Section IX
Section X
Section XI

www.ironmountain.com
Selected metric definitions are available in the Appendix
26

Records Management Customer Data North America Q4 2018 Trailing Twelve Months Records Management Revenue by Vertical I Our top 20 records management customers have historically Energy Business Services Section represented approximately 6% of consolidated revenues. Life Sciences Customer retention is consistently high with annual losses 3% Insurance 3% limited to approximately 2% (on a volume basis), attributable to 2% II customer terminations. 7% Section III Financial 13% (1) Section 46% Other IV Section 8% Legal V 2% Section Federal 16% VI Healthcare Section VII Section Full Year 2018 Full Year 2017 Full Year 2016 Full Year 2015 Customer Quality Metrics VIII Volume Retention Rate (RM Global) 93.4% 94.0% 92.6% 93.3% Section Bad Debt Expense as a % of Consolidated Revenues 0.4% 0.4% 0.2% 0.5% IX Turnover Expenditures (Storage Only) Q4 2018 Full Year 2018 Section Sales, Marketing & Account Management 82,347 257,306 (2) Customer Acquisition Costs 35,126 98,687 X Section XI Section (1) No single vertical within ‘Other’ comprises greater than 1% of North America Revenue. (2) Customer acquisition costs include the acquisition of customer relationships and customer inducements. www.ironmountain.com Selected metric definitions are available in the Appendix 27

IRON MOUNTAIN

Data Center Customer and Portfolio Metrics(1)

($ in 000)

Annualized Revenue and Lease Expirations

Customer Lease Expiration, As of December 31, 2018

Year	Number of Leases Expiring	Total MW Expiring	Percentage of Total MW	Annualized TCV Rent Expiring	Percentage of TCV Annualized Rent
2019	609	18.5	18.8%	62,363	26.1%
2020	292	14.5	14.8%	42,380	17.7%
2021	224	20.5	20.9%	50,205	21.0%
2022	78	3.3	3.4%	9,231	3.9%
2023	61	7.6	7.7%	16,222	6.8%
2024	22	5.6	5.7%	12,196	5.1%
2025	10	4.4	4.5%	11,345	4.7%
Thereafter	15	23.9	24.3%	35,340	14.8%
Total	1,311	98.3	100.0%	$239,282	100.0%

WALE: 3.56 years

	Q4 2018 Annualized			
	Revenue	NOI	Leasable MW	Leasable Sq Ft
Data Center	$256,421	$139,764	102.8	852
$ per Leasable Sq Ft	$301	$164		
$ per Leasable MW	$2,494	$1,360		

Capacity

Geographic Region	Capacity in MW: Leased % by MW	Leasable MW	Total Potential MW
Boyers and Other	86.7%	12.9	24.4
Chicago	-	-	36.0
Denver	65.1%	10.6	16.2
New Jersey	100.0%	12.4	30.0
Northern Virginia	100.0%	3.0	55.5
Northern Virginia (Pre-Stable)	4.7%	4.5	4.5
Phoenix	100.0%	44.6	109.4
Amsterdam	98.4%	10.8	34.5
London	100.0%	3.2	8.9
Singapore	100.0%	1.0	5.5
Total	91.4%	102.8	324.9

Development Activity

Data Center Development Activity

Project/Facilities	Under Construction: MW Under Construction	% Pre-Leased	Investment in Q4 2018 ($M)	Total Expected Investment ($M)	Total Inv. NOI Yield %	Expected Completion	Expected Stabilization	Held for Development: MW Held for Development
Expansion								
Amsterdam	1.9	37.1%	$5.7	$34.2		Q2 2019	Q3 2020	1.9
London	1.9	21.0%	$2.8	$29.5		Q3 2019	Q2 2020	3.8
New Jersey	1.4	81.5%	$4.7	$10.0		Q2 2019	Q3 2019	16.2
Singapore	1.5	0.0%	$0.2	$15.6		Q2 2019	Q1 2020	3.0
Virginia						-	-	3.0
All Other Facilities								17.4
Total Expansion	6.7	33.7%	$13.4	$89.3		-	-	45.3
New Development								
Amsterdam Future Phases								20.0
Phoenix Phase 2	4.0	0.0%	$27.4	$116.1		Q4 2019	Q4 2020	60.6
Virginia Future Phases								49.5
Chicago Future Phases								36.0
Total New Development	4.0	0.0%	$27.4	$116.1		-	-	166.1
Total Development	10.7	21.1%	$40.8	$205.4	14% - 16%	-	-	211.4

(1) Revenue and NOI figures include contribution from rent, power and data center services.

Section I | Section II | Section III | Section IV | Section V | Section VI | Section VII | Section VIII | Section IX | Section X | Section XI

www.ironmountain.com

Selected metric definitions are available in the Appendix

28

Debt Schedule Total Borrowings Maturity Schedule ($MM) I Section II Section (2) $1,774 III Section $1,007 (3), (4) $1,000 IV $946 Section $860 $825 $546(1) $417 V $297 Section $92 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 Thereafter VI Section (5) VII Fixed vs. Floating Rate Debt at 12/31/18 Section VIII Section Section 27% IX Fixed Rate Debt Section Floating Rate Debt X 73% Section (1) Includes Accounts Receivable securitization. (2) Includes AUD Term Loan B of $236 mm and revolving credit facility. XI (3) Includes USD Term Loan B with $350mm fixed to 2022 Section (4) Includes $50mm of mortgage notes payable in 2026. (5) Adjusting to include capital lease and other international borrowings yields a ratio of 74% fixed and 26% floating. www.ironmountain.com Selected metric definitions are available in the Appendix 29

Capitalization I Senior Subordinated and Senior Unsecured Notes (as of 12/31/2018) Section Senior Senior Senior Senior Senior Senior Senior Senior Senior Type of Note Subordinated Unsecured Unsecured Unsecured Unsecured Unsecured Unsecured Unsecured Unsecured Issuance Date 8/7/12 8/13/13 5/27/16 5/27/16 9/15/16 5/18/17 9/18/17 11/13/17 12/27/17 Denomination USD USD USD USD CAD EUR USD GBP USD II Original Principal Amount (FX Rate on Issue Date) $1,000,000 $600,000 $500,000 $250,000 $189,537 $336,894 $1,000,000 $535,904 $825,000 Section Exchange Rate at 12/31/2018 1.0000 1.0000 1.0000 1.0000 0.7336 1.1445 1.0000 1.2736 1.0000 Principal Amount at 12/31/2018 $1,000,000 $600,000 $500,000 $250,000 $183,403 $343,347 $1,000,000 $509,425 $825,000 Yield (on Issue Date) 5.750% 6.000% 4.375% 5.375% 5.375% 3.000% 4.875% 3.875% 5.250% Maturity Date 8/15/24 8/15/23 6/1/21 6/1/26 9/15/23 1/15/25 9/15/27 11/15/25 3/15/28 III Current Call Price 101.917 103.000 102.188 N/A N/A N/A N/A N/A N/A Section Next Call Date 8/15/19 8/15/19 6/1/19 6/1/21 9/15/19 6/15/20 9/15/22 11/15/20 12/27/22 Next Call Price 100.958 102.000 101.094 102.688 104.031 101.500 102.438 101.938 102.625 IV Section V Revolving Credit Facility Debt Covenant Analysis (as of 12/31/2018) Total Market Capitalization as of 12/31/2018 Section Metric Limit Current # of Shares Outstanding 286,321 Fixed Charge Ratio ≥ 1.5x 2.2x Share Price as of 12/31/2018 $32.41 Total Equity Value $9,279,664 VI Net Total Lease Adjusted Leverage Ratio ≤ 6.5x 5.6x (1) Total Debt, Net of Cash $8,063,945 Section Net Secured Lease Adjusted Leverage Ratio ≤ 4.0x 2.6x Total Market Capitalization $17,343,609 Net Debt to Total Market Capitalization 46% VII Adj. EBITDA to Interest Expense 3.5x Section Total Market Capitalization to Adjusted EBITDA 11.9 Senior Credit Facility (as of 12/31/2018) CreditSenior Ratings Credit Facility Debt Covenant Analysis (as of 12/31/2018) VIII Capacity $1,990,625 S&P Moody's Section Data Table for ThinkCell Chart Outstanding $1,034,457 Corporate BB- Ba3 Letters of Credit $43,297 Senior Credit Facility BB Ba3 IX Remaining Capacity $912,871 Senior Unsecured BB- Ba3 Senior Subordinated B B2 Section Interest Rate Spread (Prime) 0.75% Interest Rate Spread (LIBOR) 1.75% Total Debt Weighted Average Rates (as of 12/31/2018) Weighted Average Interest Rate 3.88% X Maturity Date 6/4/23 Weighted Average Interest 4.9% Section Weighted Average Maturity 6.2 Years XI Section (1) Total debt net of cash is calculated as current portion of long-term debt of $126mm plus long-term debt net of current portion of $8,016mm plus deferred financing costs of $87mm less cash and cash equivalents of $166mm. www.ironmountain.com Selected metric definitions are available in the Appendix 30

IRON MOUNTAIN®

Capital Expenditures and Investments

Capital Expenditures[1]	Q4 2017	Q4 2018	% Change	Full Year 2017	Full Year 2018	% Change
Growth Investment:						
Real Estate[2]	$31,061	$29,061	(6.4)%	$139,822	$138,307	(1.1)%
Non-Real Estate	$26,105	$16,795	(35.7)%	$56,297	$52,737	(6.3)%
Data Center[3]	$21,696	$56,384	n/a	$92,265	$162,666	76.3%
Innovation	$5,158	$6,322	22.6%	$20,583	$15,857	(23.0)%
	$84,020	$108,562	29.2%	$308,967	$369,567	n/a
Recurring:						
Real Estate	39,503	32,528	(17.7)%	77,660	73,146	(5.8)%
Non-Real Estate	10,539	9,512	(9.7)%	29,721	23,187	(22.0)%
Data Center[3]	50	2,670	n/a	332	9,051	n/a
	50,092	44,710	(10.7)%	107,713	105,384	(2.2)%
Total Growth Investment and Recurring Capital Expenditures	$134,112	$153,272	14.3%	$416,680	$474,951	14.0%
Net Change in Prepaid and Accrued Capital Expenditures and Capital Leases	(34,727)	(23,163)	(33.3%)	(73,549)	(14,889)	(79.8)%
Total Cash Paid for Growth Investment and Recurring Capital Expenditures	99,385	130,109	30.9%	343,131	460,062	34.1%

(1) Includes integration CapEx included in Significant Acquisition Costs of $7.5mm and $5.1mm in Q4 2017 and Q4 2018, respectively, and $31.4mm and $15.3mm in full year 2017 and full year 2018, respectively.
(2) Includes land, buildings, improvements, and racking structures.
(3) Includes Non-Real Estate Investment associated with the Global Data Center Business segment of $0.7mm and $3.3mm in Q4 2017 and Q4 2018, respectively, and $4.2mm and $7.5mm in full year 2017 and full year 2018, respectively.

Section I | Section II | Section III | Section IV | Section V | Section VI | Section VII | Section VIII | Section IX | Section X | Section XI

www.ironmountain.com Selected metric definitions are available in the Appendix 31

IRON MOUNTAIN®

Business and Customer Acquisitions

	Q4 2017	Q4 2018	% Change	Full Year 2017	Full Year 2018	% Change
Business Acquisitions						
Business Acquisitions Excluding Data Centers	$36,395	$28,039	(23.0)%	$161,718	$91,817	(43.2)%
Change in Business Acquisition Accruals and Cash Acquired	(10,818)	2,726	n/a	3,459	(26,566)	n/a
Cash Paid for Acquisitions, Net of Cash Acquired, Excluding Data Centers	25,577	30,765	20.3%	165,177	$65,251	(60.5)%
Data Center Acquisitions Non-Cash Consideration		-	n/a	83,014	-	n/a
Data Center Acquisitions Cash Consideration	-	-	n/a	54,528	1,676,525	n/a
Total Data Center Acquisitions	-	-	n/a	$137,542	$1,676,525	n/a
Total Cash Paid for Acquisitions, Net of Cash Acquired	$25,577	$30,765	20.3%	$219,705	$1,741,776	n/a

	Q4 2017	Q4 2018	% Change	Full Year 2017	Full Year 2018	% Change
Customer Acquisitions						
Acquisition of Customer Relationships	$6,279	$45,011	n/a	$54,046	$83,559	54.6%
Customer Inducements	3,960	2,690	(32.1)%	20,059	8,902	(55.6)%
Contract Fulfillment Costs	-	7,688	n/a	-	26,208	n/a
Total Acquisition of Customer Relationships, Customer Inducements, and Contract Fulfillment Costs	$10,239	$55,389	n/a	$74,105	$118,669	60.1%
Change in Customer Acquisition Accruals	8,059	(20,263)	n/a	1,080	(19,982)	n/a
Total Cash Paid for Acquisition of Customer Relationships, Customer Inducements, and Contract Fulfillment Costs	$18,298	$35,126	92.0%	$75,185	$98,687	31.3%
Total Cash Received for Dispositions	-	-	n/a	-	$3,350	n/a

Section I
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Section IV
Section V
Section VI
Section VII
Section VIII
Section IX
Section X
Section XI

www.ironmountain.com

Selected metric definitions are available in the Appendix

32

IRON MOUNTAIN®

Real Estate Investments and Development

Region	Total Expected Investment[1]	Investment in Q4 2018[1]	Cumulative Investment to Date[1]	Estimated CuFt / DPUs	Trailing twelve months NOI/CuFt or DPU[4]	Average Stabilization Period
Racking Installations[2]						
North America	$18,812	$3,094	$16,313	4,822	$2.53	
Europe[3]	63,022	5,967	54,616	13,853	$2.46	
Latin America	13,689	2,655	12,964	2,959	$2.14	
Asia	47,015	3,871	39,233	14,178	$2.42	
Worldwide	$142,538	$15,587	$123,126	35,812	$2.47	8 - 12 months

Region	Total Expected Investment[1]	Investment in Q4 2018[1]	Cumulative Investment to Date[1]	Total Potential CuFt / DPUs	Total Sq Ft	Trailing Twelve Months NOI/CuFt or DPU[4]	Average Stabilization Period
Building Development Projects[5]							
North America[6]	$16,798	$2,218	$16,216	-	205	$2.53	
Europe[3]	3,360	-	3,114	368	22	$2.46	
Latin America	23,351	35	13,827	5,243	222	$2.14	
Asia	-	-	-	-	-	$2.42	
Worldwide	$43,510	$2,253	$33,157	5,611	448	$2.47	24 - 36 months

Investment Reconciliation	Q4 2018 Investments
Racking Installations	$15,587
Consolidation Related to Racking Installations	7,137
Building Development Projects	2,253
Total Actual Real Estate Investments	24,977
Other Real Estate Investment	6,382
Total FX Impact	(2,298)
Real Estate Investment	$29,061

Region	Purchase Price	Total Sq Ft	Expected IRRs
2018 Building Acquisitions			
North America	-	-	-
Europe[3]	19,393	279	0%
Latin America	-	-	-
Asia	-	-	-
Worldwide	19,393	279	0%

Region	Net Proceeds	Total Sq Ft
2018 Building Disposals		
North America	2,681	52
Europe	76,303	428
Latin America	-	-
Asia Pacific	-	-
Worldwide	78,984	480

(1) Based on 2018 Budgeted FX Rates.
(2) Racking Installations exclude consolidation spend in Total Expected Investment, Investment in Current Period and Cumulative Investment to Date of $47.1mm, $7.1mm and $42.3mm, respectively.
(3) Includes South Africa and United Arab Emirates.
(4) Calculated using a twelve month trailing historical average.
(5) Data center development detail can be found on page 28.
(6) North America excludes racking investments for development projects that were initiated after 1/1/2018. Racking investments associated with these projects are included in the table above.

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Section IX
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www.ironmountain.com Selected metric definitions are available in the Appendix 33

Components of Value Q4 2018 Annualized Components I NOI Section North America Records Management $985,360 II Data Protection 224,596 Section Other 73,020 Europe (1) 387,192 III Latin America 149,596 Section Asia 184,248 Global Data Center 139,764 Total Portfolio Storage NOI $ 2,143,776 IV Section V Section Q4 2018 Service Adjusted EBITDAR (2) Service Adjusted EBITDAR $377,920 VI Section Balance at 12/31/2018 VII Section Cash, Cash Equivalents & Other Tangible Assets(3) $1,208,114 Quarterly Building & Racking Investment, not reflected in NOI 17,840 VIII Data Center Investment, not reflected in NOI 40,850 Section Customer Acquisition Consideration 45,011 Less: Debt, Gross Book Value(4) $8,142,822 IX Section Non-Controlling Interests 1,409 Annualized Rental Expense 326,484 Estimated Tax Liability 80,385 X Section XI (1) Includes South Africa and United Arab Emirates. Section (2) Q4 2018 annualized. (3) Includes Cash, Cash Equivalents, Restricted Cash, Accounts Receivable, Other Tangible Current Assets and Prepaid Expenses. (4) Calculated as current portion of Long-Term Debt of $126mm plus Long-Term Debt Net of Current Portion of $8,016mm. www.ironmountain.com Selected metric definitions are available in the Appendix 34

Appendix Non-GAAP Measures and Definitions I Non-GAAP measures are supplemental metrics designed to enhance our disclosure and to provide additional information that we believe to be Section important for investors to consider when evaluating our financial performance. These non-GAAP measures should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with accounting principles generally accepted in the United States of America (“GAAP”), such as operating income, income (loss) from continuing operations, net income (loss) or cash flows from operating II Section activities from continuing operations (as determined in accordance with GAAP). Adjusted Earnings Per Share, or Adjusted EPS III Section Adjusted EPS is defined as reported earnings per share fully diluted from continuing operations excluding: (i) (gain) loss on disposal/write-down of property, plant and equipment (excluding real estate), net; (ii) gain on sale of real estate, net of tax; (iii) intangible impairments; (iv) other (income) IV expense, net; (v) Significant Acquisition Costs (as defined below); and (vi) the tax impact of reconciling items and discrete tax items. Adjusted EPS Section includes income (loss) attributable to noncontrolling interests. We do not believe these excluded items to be indicative of our ongoing operating results, and they are not considered when we are forecasting our future results. We believe Adjusted EPS is of value to our current and potential V investors when comparing our results from past, present and future periods. Section Adjusted EBITDA and Adjusted EBITDA Margin VI Section Adjusted EBITDA is defined as income (loss) from continuing operations before interest expense, net, provision (benefit) for income taxes, depreciation and amortization, and also excludes certain items that we believe are not indicative of our core operating results, specifically: (i) (gain) loss on disposal/write-down of property, plant and equipment (excluding real estate), net; (ii) intangible impairments; (iii) other (income) expense, net; VII Section (iv) gain on sale of real estate, net of tax; and (v) Significant Acquisition Costs. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by total revenues. We use multiples of current or projected Adjusted EBITDA in conjunction with our discounted cash flow models to determine our estimated overall enterprise valuation and to evaluate acquisition targets. We believe Adjusted EBITDA and Adjusted EBITDA Margin provide our VIII Section Section current and potential investors with relevant and useful information regarding our ability to generate cash flow to support business investment. These measures are an integral part of the internal reporting system we use to assess and evaluate the operating performance of our business. IX Adjusted EBITDA excludes both interest expense, net and the provision (benefit) for income taxes. These expenses are associated with our Section capitalization and tax structures, which we do not consider when evaluating the operating profitability of our core operations. Finally, Adjusted EBITDA does not include depreciation and amortization expenses, in order to eliminate the impact of capital investments, which we evaluate by X comparing capital expenditures to incremental revenue generated and as a percentage of total revenues. Adjusted EBITDA and Adjusted EBITDA Section Margin should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, income (loss) from continuing operations, net income (loss) or cash flows from operating activities from continuing XI operations (as determined in accordance with GAAP). Section www.ironmountain.com Selected metric definitions are available in the Appendix 35

Appendix Non-GAAP Measures and Definitions (continued) Adjusted Funds From Operations, or AFFO I Section AFFO is defined as FFO (Normalized) excluding non-cash rent expense or income, plus depreciation on non-real estate assets, amortization expense of customer relationship value (CRV), intake costs, acquisition of customer relationships, other intangibles, deferred financing costs and II permanent withdrawal fees, stock-based compensation expense and the impact of reconciling to normalized cash taxes, less recurring capital Section expenditures and non-real estate growth investments, excluding Significant Acquisition Capital Expenditures. We believe AFFO is a useful measure in determining our ability to generate excess cash that may be used for reinvestment in the business, discretionary deployment in investments such III as real estate or acquisition opportunities, returning capital to our stockholders and voluntary prepayments of indebtedness. Additionally AFFO is Section reconciled to cash flow from operations to adjust for real estate and REIT tax adjustments, Significant Acquisition Costs and other non-cash expenses. AFFO does not include adjustments for customer inducements, acquisition of customer relationships and investment in innovation as we IV consider these expenditures to be growth related. Section Funds From Operations, or FFO (Nareit), and FFO (Normalized) V Section Funds from operations (“FFO”) is defined by the National Association of Real Estate Investment Trusts ("Nareit") and us as net income (loss) excluding depreciation on real estate assets, gains on sale of real estate, net of tax and amortization of data center leased-based intangibles ("FFO VI (Nareit)"). FFO (Nareit) does not give effect to real estate depreciation because these amounts are computed, under GAAP, to allocate the cost of a Section property over its useful life. Because values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, we believe that FFO (Nareit) provides investors with a clearer view of our operating performance. Our most directly comparable VII GAAP measure to FFO (Nareit) is net income (loss). Although Nareit has published a definition of FFO, modifications to FFO (Nareit) are common Section among REITs as companies seek to provide financial measures that most meaningfully reflect their particular business. Our definition of FFO (Normalized) excludes certain items included in FFO (Nareit) that we believe are not indicative of our core operating results, specifically: (i) (gain) VIII loss on disposal/write-down of property, plant and equipment (excluding real estate), net; (ii) intangible impairments; (iii) other expense (income), net; Section (iv) real estate capital lease depreciation; (v) Significant Acquisition Costs; (vi) REIT Costs; (vii) the tax impact of reconciling items and discrete tax items; (viii) loss (income) from discontinued operations, net of tax; and (ix) loss (gain) on sale of discontinued operations, net of tax. IX Section FFO (Normalized) per share X Section FFO (Normalized) divided by weighted average fully-diluted shares outstanding. XI Section www.ironmountain.com Selected metric definitions are available in the Appendix 36

Appendix Non-GAAP Measures and Definitions (continued) Service Adjusted EBITDA I Section Service Adjusted EBITDA is calculated by taking service revenues excluding terminations and permanent withdrawals less direct expenses and overhead allocated to the service business. Terminations and permanent withdrawals are excluded from this calculation as they are included in the II Storage NOI calculation. Section Service Adjusted EBITDAR III Section Service Adjusted EBITDA as defined above, excluding rent expense associated with the service business. This is provided to enable valuation of Service Adjusted EBITDA irrespective of whether the company’s properties are leased or owned. Related rent expense is provided in the Components of Value slide. IV Section Storage Adjusted EBITDA V Storage Adjusted EBITDA is calculated by taking storage revenues including terminations and permanent withdrawal fees less direct expenses and Section overhead allocated to the storage business. VI Section VII Section VIII Section Section IX Section X Section XI Section www.ironmountain.com Selected metric definitions are available in the Appendix 37

IRON MOUNTAIN®
Appendix

Other Definitions

Average Stabilization Period – For racking projects, the stabilization period is 8 to 12 months. For new buildings it is 24 to 36 months, assuming phased racking installations over three years. For business acquisitions it is 12 to 24 months, depending on the size of the transaction.

Building Development Projects – The construction of new facilities, or three-wall additions.

Business Segments

North American Records and Information Management **Business ("RIM")**: Our North American Records and Information Management Business segment includes three distinct offerings. First, we provide records and information management storage and related services, including the storage of physical records, including media such as microfilm and microfiche, film, X-rays and blueprints, including healthcare information services, vital records services, service and courier operations, and the collection, handling and disposal of sensitive documents for customers ("Records Management") throughout the United States and Canada.

Second, this segment includes certain services related to Records Management, including secure shredding operations, which typically include the scheduled pick-up of loose office records that customers accumulate in specially designed secure containers we provide. Secure shredding, which involves the shredding of sensitive documents for customers that, in many cases, store their records with us, is a natural extension of our hard copy records management operations and completes the lifecycle of a record. Complementary to our shredding operations is the sale of the resultant waste paper to third-party recyclers. Through a combination of plant-based shredding operations and mobile shredding units consisting of custom built trucks, we are able to offer secure shredding services to our customers throughout the United States and Canada.

The third offering, Information Governance and Digital Solutions ("IGDS"), develops, implements and supports comprehensive storage and information management solutions for the complete lifecycle of our customers' information, including the management of physical records, document conversion and digital storage in the United States and Canada.

North American Data Management Business ("DM") – Our North American Data Management Business segment provides storage and rotation of backup computer media as part of corporate disaster recovery plans, including service and courier operations ("Data Protection & Recovery"); server and computer backup services; and related services offerings, including our Iron Mountain Iron Cloud solution, (collectively, "Data Management").

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Section VI
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Appendix Other Definitions (continued) Western European Business – Our Western European Business segment provides Records Management, Data Management and IGDS I throughout Austria, Belgium, France, Germany, Ireland, the Netherlands, Spain, Switzerland and the United Kingdom. Section Other International Business – Our Other International Business segment provides Records Management, Data Management and IGDS II throughout the remaining European countries in which we operate, as well as the countries in which we operate in Latin America, Asia, the Section Middle East and Africa. Global Data Center Business – Our Global Data Center Business segment provides enterprise-class data center facilities to protect mission- III critical assets and ensure the continued operation of our customers’ IT infrastructure, with secure and reliable colocation and wholesale options. Section As of December 31, 2018, we had data center operations in eight markets in the United States: Denver, Colorado; Kansas City, Missouri; Boston, Massachusetts; Boyers, Pennsylvania; Manassas, Virginia; Edison, New Jersey; Columbus, Ohio; and Phoenix and Scottsdale, Arizona IV and three international markets: Amsterdam, London, and Singapore. Section Corporate and Other Business – Our Corporate and Other Business segment primarily consists of the storage, safeguarding and electronic or physical delivery of physical media of all types and digital content repository systems to house, distribute, and archive key media assets, V primarily for entertainment and media industry clients (“Entertainment Services”), throughout the United States, Canada, France, China - Hong Section Kong S.A.R., the Netherlands and the United Kingdom, and our fine art storage businesses and consumer storage businesses in the United States, Canada, Europe and China - Hong Kong S.A.R. These businesses represent the primary offerings of our Adjacent Businesses operating VI segment. Additionally, our Corporate and Other Business segment includes costs related to executive and staff functions, including finance, Section human resources and IT, which benefit the enterprise as a whole. Our Corporate and Other Business segment also includes stock-based employee compensation expense associated with all stock options, restricted stock units, performance units and shares of stock issued under our employee stock purchase plan. VII Section VIII Section Section IX Section X Section XI Section www.ironmountain.com Selected metric definitions are available in the Appendix 39

Appendix Other Definitions (continued) Capacity Measures (Excluding Data Center) I Section Building Capacity – The maximum number of cubic feet of records or standard DPUs that can be stored in a given facility. II Building Capacity Utilization – The number of cubic feet of records or standard DPUs in storage divided by the Building Capacity. Section Installed Racking Capacity – The storage capacity of the racking installed in a given facility. Capacity is generally measured in cubic feet or standard DPUs. III Section Installed Racking Capacity Utilization – The number of cubic feet of records or standard DPUs in storage divided by the Installed Racking Capacity. IV Section Capital Expenditures and Investments – Our business requires capital expenditures to support our expected storage rental revenue and service revenue growth and ongoing operations, new products and services and increased profitability. The majority of our capital goes to support business line V growth and our ongoing operations. Additionally, we invest capital to acquire or construct real estate. We also expend capital to support the Section development and improvement of products and services and projects designed to increase our profitability. These expenditures are generally relatively small and discretionary in nature. We categorize our capital expenditures as follows: VI Section Growth Investment: Real Estate – Expenditures primarily related to investments in land, buildings, building improvements, leasehold improvements and racking VII structures to grow our revenues or achieve operational efficiencies. Section Non-Real Estate - Expenditures that support the growth of our business, and/or increase our profitability, such as customer-inventory VIII technology systems, security upgrades or system enhancements. Section Date Center - Expenditures primarily related to investments in new construction of data center facilities (including the acquisition of land and development of facilities) or capacity expansion in existing buildings. IX Section Innovation - Discretionary capital expenditures in significant new products and services in new, existing or AB opportunities. X Section XI Section www.ironmountain.com Selected metric definitions are available in the Appendix 40

Appendix Other Definitions (continued) Capital Expenditures and Investments (continued) I Section Recurring: II Real Estate – Expenditures primarily related to the replacement of components of real estate assets such as buildings, building improvements, Section leasehold improvements and racking structures. Non-Real Estate – Expenditures primarily related to the replacement of customer-facing assets such as containers and shred bins, warehouse III Section equipment, fixtures, computer hardware, or third-party or internally-developed software assets. Data Center – Expenditures related to the upgrade or re-configuration of existing data center assets. IV Section V Section VI Section VII Section VIII Section Section IX Section X Section XI Section www.ironmountain.com Selected metric definitions are available in the Appendix 41

Appendix Other Definitions (continued) Components of Overhead I Allocated Overhead – Includes overhead expenses directly associated with storage and service business operations allocated as follows: Section Field Operation Costs – Allocated to storage and service operations based on percent of revenue. II Section Bad Debt Expenses – Allocated to storage and service operations based on percent of revenue. Transportation Costs – Allocated fully to service operations. III Section Corporate Overhead – Includes all other overhead expenses associated with business support functions, including: Executive, Legal, Real Estate/Facilities, Accounting, Financial Performance & Analysis, Treasury, Tax, Internal Audit, M&A, Security, Procurement, HR, REIT, Other IV G&A, Integration Costs, IT, Product Engineering and Product Management. Section Customer Turnover Overhead – Overhead associated with customer acquisition and retention including Sales, Marketing and Account V Management expenses. Section Constant Dollar Growth – The year-over-year growth rate excluding the impact of changes to foreign currency exchange rates. Constant currency growth rates are a non-GAAP measure calculated by translating the 2017 results at the 2018 constant dollar budget rates, which are set based on VI Section closing Fx rates on January 5th, 2018. Cumulative Investment to Date – Total spend to date since project approval. VII Section Customer Inducements – Represents Move Costs and Permanent Withdrawal Fees. VIII Data Center Business Definitions Section Data Center Above-Market In-Place Lease Intangible Assets and Data Center Below-Market In-Place Lease Intangible Assets – Above- Market Leases and Below-Market In-Place Lease Intangible Assets that are acquired through either business combinations or asset acquisitions IX in our data center business. We record Data Center Above-Market Leases and Data Center Below-Market Leases at the net present value of the Section difference between (i) the contractual amounts to be paid pursuant to each in-place lease and (ii) management’s estimate of the fair market lease rates for each corresponding in-place lease. X Section Data Center In-Place Lease Intangible Assets and Data Center Tenant Relationship Intangible Assets – In-Place Leases and Tenant Relationships that are acquired through either business combinations or asset acquisitions in our data center business. These intangible assets reflect the value associated with acquiring a data center operation with active tenants as of the date of acquisition. XI Section Leasable MW – Represents the amount of critical power capacity available for customer use, measured in megawatts. www.ironmountain.com Selected metric definitions are available in the Appendix 42

Iron Mountain
Appendix

Other Definitions (continued)

Data Center Business Definitions (Continued)

Leasable Sq. Ft. – Represents the amount of space available for customer use, measured in square feet. Primarily includes raised floor area, office area and storage area. Excludes support spaces dedicated for mechanical and electrical infrastructure and common areas such as roadways in our underground locations, corridors, lobbies, and loading/unloading areas.

Leased % Calculation – Calculated as the megawatts under contract divided by the leasable megawatts.

TCV – "Total Contract Value" represents total revenue contracted for active contracts through the contract term, not including renewals or extensions, but including fixed power charges.

Total MW - Total amount of existing and planned critical power capacity at full build-out, measured in megawatts.

WALE – "Weighted Average Lease Expiry" (in years) is calculated on a revenue basis, using annual GAAP revenue of all in-place contracts, excluding utility reimbursements.

Destruction Rate – Calculated by dividing the total number of cubic feet of records removed from inventory due to destructions in a one-year period divided by the total number of cubic feet of records in storage at the beginning of the period.

DPUs – Data protection units, a storage volume unit of measurement specific to our Data Protection storage services.

Estimated CuFt / DPUs – Estimated based on expected growth and consolidation, resulting from moving boxes/DPUs from one facility to another.

Historical Average NOI / CF or DPU – The quarterly annualized Storage NOI for a specific region (NA, Europe, Africa, Latin America, Asia) and product (Records Management or Data Protection).

Organic Revenue Growth – Our organic revenue growth rate, which is a non-GAAP measure, represents the year-over-year growth rate of our revenues excluding the impact of business acquisitions, divestitures and foreign currency exchange rate fluctuations. Our organic revenue growth rate includes the impact of acquisitions of customer relationships.

Investment in Current Period – Spend within the quarter being reported.

Lease Adjusted Leverage Ratio – The calculation for this ratio is net debt including the capitalized value of lease obligations plus six times rent expense divided by EBITDA plus rent expense.

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Section VI
Section VII
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Section IX
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Section XI

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IRON MOUNTAIN®
Appendix

Other Definitions (continued)

Net Volume Growth – New Records Management storage volume from existing customers, plus volume from new customers and volume from acquisitions, offset by volume related to divestments, destructions, permanent withdrawals and customer terminations. Quarterly percentages are calculated by dividing the trailing four quarters' total activity by the ending balance of the same prior-year period.

Non-Cash Rent Expense – Calculated as rent expense less cash paid for rent.

Permanent Withdrawal Rate – Calculated by dividing the total number of cubic feet of records removed from inventory due to permanent withdrawals in a one-year period divided by the total number of cubic feet of records in storage at the beginning of the period. Permanent withdrawals occur when records are permanently removed from inventory by customers for reasons other than the customer terminating its relationship.

Racking Installations – Defined as any incremental racking spend on buildings constructed or operated prior to January 1, 2014. Racking projects are tracked from first dollar spent until completion, which is defined as when the first box is entered into storage. Racking spend on buildings constructed subsequent to January 1, 2014 is included in Building Development Projects.

REIT Countries – Countries where we operate that have been converted into a qualified REIT subsidiary and taxable REIT subsidiary structure, the group includes the following: Australia, Canada, Germany, Ireland, Mexico, Netherlands, Poland, Spain, United Kingdom and the United States.

Significant Acquisition Capital Expenditures – Represents capitalized expenditures associated with the May 2, 2016 acquisition of Recall Holdings Limited ("Recall") pursuant to the Scheme Implementation Deed, as amended with Recall (the "Recall Transaction") and the acquisition of IO Data Centers, LLC.

Significant Acquisition Costs – Represents operating expenditures associated with (1) our acquisition of Recall including: (i) advisory and professional fees to complete the Recall Transaction; (ii) costs associated with the divestments required in connection with receipt of regulatory approvals in connection with the Recall transaction (including transitional services); and (iii) costs to integrate Recall with our existing operations, including moving, severance, facility upgrade, REIT conversion and system upgrade costs, as well as certain costs associated with our shared service center initiative for our finance, human resources and information technology functions; and (2) the advisory and professional fees to complete the acquisition of IO Data Centers, LLC.

Service Profit and Margin – The Gross Profit and Margin attributable to the worldwide service business. Calculated as follows:

Services Adjusted EBITDA
+ Allocated Overhead Expenses
+ Termination and Permanent Withdrawal Fees
= Service Profit ($)
/ Total Service Revenues (including Termination and Permanent Withdrawal Fees)
= Service Margin (%)

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Appendix Other Definitions (continued) Storage Net Operating Income, or Storage NOI I Section Storage NOI is defined as revenue from rental activities (storage rental revenue, termination fees and permanent withdrawal fees) less storage rental costs. Storage rental costs include facility costs (excluding rent), storage rental labor, other storage costs and allocated overhead. Storage NOI is II commonly used in the REIT industry and enables investors to understand and value the income generated from the company’s real estate. Rent Section expense is excluded to enable valuation of this income irrespective of whether the company’s properties are leased or owned. Related rent expense is provided in the Components of Value slide. III Section Storage Profit and Margin – The Gross Profit and Margin attributable to the worldwide storage business. Calculated as follows: Storage Net Operating Income + Allocated Overhead Expenses IV - Storage Rent Section - Termination and Permanent Withdrawal Fees = Storage Profit ($) V / Total Storage Revenues (excluding Termination and Permanent Withdrawal Fees) Section = Storage Margin (%) Tangible Assets – Includes PP&E, cash and cash equivalents, restricted cash, accounts receivable, deferred income taxes, and prepaid expenses. VI Section Tax Rates VII Effective Tax Rate – GAAP tax rate for the period calculated as tax expense or benefit for the quarter (total of current and deferred tax Section provisions), including discrete items, and divided by profit before tax for the period. Structural Tax Rate – Estimated tax rate for the full fiscal year based on forecasted ordinary income and forecasted tax expense/benefit VIII Section Section excluding any significant unusual or infrequently occurring items (i.e., discrete items) and items recognized net of tax on the financials (i.e., discontinued operations). IX Section X Section XI Section www.ironmountain.com Selected metric definitions are available in the Appendix 45

Appendix Other Definitions (continued) Total Expected Investment – Is defined as follows: I Section Total Expected Investment for Racking Installations – The sum of expected investments for all approved racking projects, reported on a constant dollar basis. II Section Total Expected Investment for Building Development Projects – The sum of expected investments for all approved building projects, including the expected costs of approved racking installations, reported on a constant dollar basis. III Total Expected Investment for Global Data Center Business segment – Represents estimated amount of capital to be invested in data center Section development currently under construction measured in USD. IV Volume Retention Rate – One minus the result of dividing the total number of cubic feet of records removed from inventory due to customer Section terminations and destructions in a one-year period by the total number of cubic feet of records in storage at the beginning of the period. V Section VI Section VII Section VIII Section Section IX Section X Section XI Section www.ironmountain.com Selected metric definitions are available in the Appendix 46